Exhibit 10.3

THE THIRD AMENDMENT AND RESTATEMENT

OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

a Delaware limited partnership

December 12, 2012

TABLE OF CONTENTS

THE THIRD AMENDMENT AND RESTATEMENT

OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

a Delaware limited partnership

		Page

I-	CONTINUATION; CHANGE OF JURISDICTION; NAME; PRINCIPAL OFFICE; AGENT FOR SERVICE OF PROCESS; FILING

	Section 1.1	Continuation; Change of Jurisdiction ..................................................	3
	Section 1.2	Name ...................................................................................................	3
	Section 1.3	Principal Office; Agent for Service of Process .....................................	3
	Section 1.4	Filing of Certificate(s) as Required ......................................................	3
	Section 1.5	Term ...................................................................................................	4
	Section 1.6	Title to Partnership Property ...............................................................	4

II-	Definitions ...................................................................................................................		5

III-	PURPOSES AND POWERS; PARTNERSHIP ONLY FOR PURPOSES SPECIFIED; REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

	Section 3.1	Purposes and Powers of the Partnership ...........................................	19
	Section 3.2	Partnership Only for Purposes Specified ............................................	23
	Section 3.3	Representations and Warranties by the Partners; Certain Covenants ...........................................................................................	23
	Section 3.4	Real Estate Investment Trust Requirements ......................................	24
	Section 3.5	ERISA Requirement ............................................................................	25

IV-
CAPITAL CONTRIBUTIONS; OPENING CAPITAL ACCOUNT BALANCES; PREFERRED EQUITY; ANTICIPATED FINANCING; CAPITAL ACCOUNTS; PARTNERSHIP INTERESTS; UNITS OF PARTNERSHIP INTEREST; PERCENTAGE INTERESTS; PARTNERSHIP INTEREST CERTIFICATES; PURCHASE OF FRACTIONAL UNITS; ADJUSTMENT OF UNITS OF PARTNERSHIP INTEREST.

	Section 4.1	Capital Contributions; Opening Capital Account Balances; Preferred Equity ..................................................................................	26
	Section 4.2	Anticipated Financing ..........................................................................	26
	Section 4.3	No Right to Withdraw Capital; No Requirement of Further Contributions .......................................................................................	27

	Section 4.4	No Interest on Capital Contributions or Capital Accounts ...................	27
	Section 4.5	Capital Accounts .................................................................................	27
	Section 4.6	Partnership Interests; Units of Partnership Interest; Percentage Interests ..............................................................................................	29
	Section 4.7	Partnership Interest Certificates; .........................................................	29
	Section 4.8	Purchase of Fractional Units of Partnership Interest; Adjustment of Units of Partnership Interest ................................................................	30

V-	ALLOCATIONS; DISTRIBUTIONS; BANK ACCOUNTS; BOOKS OF ACCOUNT; TAX RETURNS; ACCOUNTING AND REPORTS; PARTNERSHIP FISCAL YEAR

	Section 5.1	Allocations .............................................................................................	32
	Section 5.2	Distributions ........................................................................................	36
	Section 5.3	Guaranteed Payments; TCO's Right to Convert .................................	38
	Section 5.4	Bank Accounts and Other Investments ...............................................	38
	Section 5.5	Books of Account ................................................................................	39
	Section 5.6	Tax Returns .........................................................................................	39
	Section 5.7	Accounting and Reports, Etc ..............................................................	39
	Section 5.8	Partnership Fiscal Year .......................................................................	40

VI-
MANAGEMENT; AUTHORITY AND AUTHORIZED ACTIONS BY THE MANAGING GENERAL PARTNER; EXTRAORDINARY TRANSACTIONS; ANNUAL BUDGET; NOTICES; STANDARD OF CONDUCT; MASTER SERVICES AGREEMENT AND CORPORATE SERVICES AGREEMENT; ABSENCE OF AUTHORITY OF PARTNERS OTHER THAN THE MANAGING GENERAL PARTNER; FIDELITY BONDS AND INSURANCE; ENGAGEMENT OF PARTNERS' AFFILIATES; INDEMNITY AND REIMBURSEMENT; TAX MATTERS PARTNER.

	Section 6.1	Management; Authority and Authorized Actions by the Managing General Partner ...................................................................................	41
	Section 6.2	Delegation of Authority and Designation of Officers ............................	42
	Section 6.3	Compensation of Certain Employees of the Manager; Issuance of Incentive Options ................................................................................	42
	Section 6.4	Annual Budget; Notices ......................................................................	43
	Section 6.5	Master Services Agreement and Corporate Services Agreement; Engagement of Partners' Affiliates ......................................................	43
	Section 6.6	Absence of Authority of Non-Managing Partners; Limited Rights of Parity Preferred Partners ....................................................................	44
	Section 6.7	Fidelity Bonds and Insurance ..............................................................	44
	Section 6.8	Execution of Legal Instruments ...........................................................	44
	Section 6.9	Indemnity and Reimbursement; Advancement of Expenses and Insurance ...........................................................................................	45
	Section 6.10	Tax Matters Partner .............................................................................	45

VII-	OTHER VENTURES .....................................................................................................		47

VIII-	TRANSFERS OF UNITS OF PARTNERSHIP INTEREST; SUBSTITUTION OF PARTNERS; ADDITIONAL PARTNERSHIP INTERESTS; CONVERSION OF PARTNERSHIP INTERESTS.

	Section 8.1	Transfers ..............................................................................................	48
	Section 8.2	Substitution of Partners ........................................................................	50
	Section 8.3	Failure or Refusal to Grant Consent ...................................................	51
	Section 8.4	Issuance of Additional Interests to TCO and Other Persons or of Incentive Interests to Certain Persons ................................................	52
	Section 8.5	Conversion of Partnership Interests ....................................................	53

IX-	WITHHOLDING ..............................................................................................................		54

X-	DISABLING EVENT OR EVENT OF WITHDRAWAL IN RESPECT OF A PARTNER; SUCCESSION OF INTERESTS.

	Section 10.1	Disabling Event or Event of Withdrawal in Respect of a Partner ........	55
	Section 10.2	References to “Partner” and “Partners” in the Event of Successors ...	56
	Section 10.3	Waiver of Dissolution if Transfer is in Full Compliance with Agreement; Negation of Right to Dissolve Except as Herein Provided; No Withdrawal .....................................................................	57

XI-	TERMINATION OF THE PARTNERSHIP, WINDING UP, AND LIQUIDATION.

	Section 11.1	Liquidation of the Assets of the Partnership and Disposition of the Proceeds Thereof ................................................................................	58
	Section 11.2	Cancellation of Certificates .................................................................	59
	Section 11.3	Return of Capital .................................................................................	59

XII-	POWER OF ATTORNEY ..............................................................................................		60

XIII-	MISCELLANEOUS.

	Section 13.1	Notices ................................................................................................	61
	Section 13.2	Applicable Law ...................................................................................	61
	Section 13.3	Entire Agreement ................................................................................	61
	Section 13.4	Word Meanings; Gender .....................................................................	61
	Section 13.5	Section Titles .......................................................................................	62
	Section 13.6	Waiver ..................................................................................................	62
	Section 13.7	Separability of Provisions ....................................................................	62
	Section 13.8	Binding Agreement ..............................................................................	62
	Section 13.9	Equitable Remedies ............................................................................	62
	Section 13.10	Partition .................................................................................................	62
	Section 13.11	Amendment .........................................................................................	63
	Section 13.12	No Third Party Rights Created Hereby ...............................................	63
	Section 13.13	Liability of Partners ..............................................................................	63
	Section 13.14	Additional Acts and Instruments ..........................................................	64
	Section 13.15	Agreement in Counterparts .................................................................	64
	Section 13.16	Attorneys-In-Fact .................................................................................	64
	Section 13.17	Execution by Trustee ...........................................................................	64
	Section 13.18	Lost Partnership Interest Certificates ..................................................	64

Schedule A	Certain Interests of Partners in Tenants of Regional Centers
Schedule B	Designated Properties

Exhibit A	Form of Partnership Interest Certificate

THE THIRD AMENDMENT AND RESTATEMENT

OF

AGREEMENT OF LIMITED PARTNERSHIP
OF

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

a Delaware limited partnership

THIS THIRD AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP (hereinafter, as the same may be amended and/or supplemented, referred to as this "Agreement") is made the 12th day of December, 2012, by, between, and among TAUBMAN CENTERS, INC. ("TCO"), a Michigan corporation, and TG PARTNERS, LLC ("TG"), a Delaware limited liability company as successor by conversion to TG Partners Limited Partnership, a Delaware limited partnership (“TG Partners”), who as the Appointing Persons pursuant to Section 13.11 of the Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as amended (the “Second Amended and Restated Partnership Agreement”), have the full power and authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of The Taubman Realty Group Limited Partnership (the “Partnership”) with respect to the matters herein provided.

RECITALS:

A.    On September 30, 1998, TCO, TG Partners, and Taub-Co Management, Inc., a Michigan corporation (“Taub-Co”), entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    On March 4, 1999, TCO, TG Partners, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement.

C.    On September 3, 1999, TCO, TG Partners, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to provide for the contribution of preferred capital in exchange for a preferred equity interest referred to as the Parity Preferred Equity and pursuant to which the 9% Series C Cumulative Redeemable Preferred Equity and the 9% Series D Cumulative Redeemable Preferred Equity have been issued.

D.    On May 2, 2003, TCO, TG Partners, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership and for certain other reasons.

E.    On December 31, 2003, TCO, TG Partners, and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to change the term of the Partnership, amend Schedule B (formerly, Schedule E), and for certain other reasons.

F.    On February 1, 2005, TCO, TG Partners, and Taub-Co entered into a Fifth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to evidence the conversion of the Series E Units of Partnership Interest to Units of Partnership Interest and for certain other reasons.

G.    On March 29, 2006, TCO, TG Partners, and Taub-Co entered into a Sixth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend certain schedules to the Agreement.

H.    On December 14, 2007, TCO, TG Partners, and Taub-Co entered into a Seventh Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend certain notice provisions regarding distributions and the timing of certain distributions within the Partnership's fiscal year and within thirty (30) days thereafter.

I.    On December 21, 2011, TCO, TG Partners, and Taub-Co entered into an Eighth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Partnership Agreement, to make certain clarifying changes and to provide for and limit the consent and approval rights of (i) certain Limited Partners who acquired Units of Partnership Interest pursuant to that certain Acquisition Agreement, dated September 30, 2011, between Davis Street Land Company of Tennessee, L.L.C., as Trustee of The Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, LLC, as Seller (the “Sellers”), and TRG, as Buyer, as amended, and (ii) those Limited Partners who succeed to the Units of Partnership Interest acquired by the Sellers.

J.    On December 30, 2011, TCO and TG Partners entered into a Ninth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Partnership Agreement, to reflect the liquidation of Taub-Co and its distribution of its Units of Partnership Interest to Taub-Co Management IV, Inc., a Michigan corporation, to make certain conforming changes, and to delete Annex I, Annex II, and Annex III to the Partnership Agreement as a result of the Partnership's redemption or purchase of all outstanding series Parity Preferred Equity.

K.    On August 14, 2012, TCO and TG entered into a Tenth Amendment to the Second Amended and Restated Partnership Agreement, as authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, to align the terms of TCO's Preferred Equity in the Partnership with the terms of the 6.5% Series J Cumulative Redeemable Preferred Stock issued by TCO on the date of such amendment.

L.    As authorized under Section 13.11 of the Second Amended and Restated Partnership Agreement, the parties hereto wish to further amend and restate the Second Amended and Restated Partnership Agreement in its entirety.

NOW, THEREFORE, the parties hereto agree that the Second Amended and Restated Partnership Agreement is hereby further amended and restated in its entirety to read as follows:

I.

CONTINUATION; CHANGE OF JURISDICTION; NAME; PRINCIPAL OFFICE;
AGENT FOR SERVICE OF PROCESS; FILING OF CERTIFICATE(S);
TERM; TITLE TO PARTNERSHIP PROPERTY.

Section 1.1     Continuation; Change of Jurisdiction.

The parties hereto do hereby continue the Partnership as a Delaware limited partnership pursuant to the applicable laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act as in effect in the State of Delaware, all as the same may be amended from time to time (all of such laws being hereinafter referred to as the "Partnership Law"), upon the terms and conditions herein set forth. If the Managing General Partner shall cause the Partnership to change its jurisdiction, by merger, consolidation, or in any other fashion or manner, the Partnership Law shall, for all purposes of this Agreement, refer to the applicable laws of the new jurisdiction, as the same may be amended from time to time. Without any further act, approval or vote of the Partners, the Managing General Partner shall be authorized on behalf of the Partners and the Partnership, as the case may be, to amend and/or restate this Agreement and the Certificate of Limited Partnership, and to execute a plan of merger or similar document, and all other documents determined by the Managing General Partner, in all such cases as shall be necessary to effect solely a change of jurisdiction.

Section 1.2     Name.

The name of the Partnership is "The Taubman Realty Group Limited Partnership" or such other name or names as the Managing General Partner shall select from time to time in compliance with the Partnership Law. The Managing General Partner shall send written notice of any such name change to the Partners.

Section 1.3     Principal Office; Agent For Service of Process.

The principal office of the Partnership is located at 200 East Long Lake Road, Bloomfield Hills, Michigan 48304, or at such other address(es) as shall be designated from time to time by the Managing General Partner with written notice thereof by the Managing General Partner to the other Partners. The address of the office of the Partnership in the State of Delaware required to be maintained pursuant to the Partnership Law is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other address(es) as may be designated from time to time by the Managing General Partner, with written notice thereof by the Managing General Partner to the other Partners. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other agent and address as may be designated from time to time by the Managing General Partner in compliance with the Partnership Law, with written notice thereof by the Managing General Partner to the other Partners.

Section 1.4     Filing of Certificate(s) as Required.

The Managing General Partner has caused or shall cause the execution and filing of an appropriate partnership and/or assumed or fictitious name certificate or certificates, or like instrument or instruments, or other filings or applications, at any time and from time to time as required by the Partnership Law or the law of any applicable jurisdiction in connection with the existence or activities or business of the Partnership, a change in the jurisdiction of the Partnership, and/or the use of a name (which name may be different than the name of the Partnership), and all amendments thereto of record. Copies of such certificates, instruments or other filings or applications shall be furnished on a timely basis to all Partners.

Section 1.5     Term.

The term of the Partnership shall end, and the Partnership shall dissolve, on the first to occur of (i) the recordation of the last (or only) deed, or the execution and delivery of the last (or only) assignment, completing the conveyance and transfer by the Partnership of all property (other than cash and cash equivalents) owned by the Partnership to one or more bona fide purchasers for value, or if such purchaser or purchasers give the Partnership a purchase money obligation, then upon the payment in full by such purchaser or purchasers of such obligation or upon the disposition for cash of such obligation, provided that neither a sale and leaseback by the Partnership nor any other transfer of title for financing purposes or pursuant to the provisions of Section 1.6 hereof, shall be deemed to be a sale for the purpose of dissolving and terminating the Partnership, (ii) the occurrence of any event which would, under the terms of this Agreement or the Partnership Law, result in the dissolution of the Partnership; provided, however, that the term of the Partnership shall not end and the Partnership shall not be dissolved upon the occurrence of such an event if the Partnership is continued as provided in this Agreement, or (iii) an entry of a decree of judicial dissolution pursuant to §17-802 of the Partnership Law.

Section 1.6     Title to Partnership Property.

All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its property in its own name or in the name of one or more nominees.

II.

DEFINITIONS.

Unless the context in which a term is used clearly indicates otherwise, the following terms have the following respective meanings when used in this Agreement, and the singular shall include the plural and vice versa, unless the context requires otherwise:

"AAT" means A. Alfred Taubman.

"AAT Affiliates" means AAT, and any Affiliate of AAT or of any member of his Immediate Family.

"Additional Interest" is defined in Section 8.4(a) hereof.

"Additional Required Amount" means, for the relevant period, an amount, as set forth in the Additional Required Amount Notice, equal to the greater of (i) the Tax Liability and (ii) the Net Capital Gain.

"Additional Required Amount Notice" is defined in Section 6.4 hereof.

"Additional Tax" is defined in Article IX hereof.

”Adjusted Capital Account Balance” means a Partner's Capital Account balance increased by the sum of (i) any amount of cash or property such Partner is unconditionally obligated to restore upon liquidation of the Partnership and (ii) such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

"Affiliate" and "Affiliates" means, (i) with respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, Directly or Indirectly, more than fifty percent (50%) of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is the sole general partner, or is the sole managing general partner, or is the sole managing member, or which is Controlled By such individual and/or his Affiliates; and (ii) with respect to any Person (other than an individual), any Person (other than an individual) which Controls, is Controlled By, or is Under Common Control With, such Person and any individual who is the sole general partner, the sole managing general partner, or the sole managing member of, or who Controls, such Person.

"Affiliate Financing" means financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership or an Owning Entity, as the case may be.

"Agreement" is defined in the Preamble to this Agreement.

"Alternative Minimum Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the alternative minimum tax (as determined pursuant to Sections 55 through 59 of the Code) of TCO for such Partnership Fiscal Year, by (ii) the Percentage Interest of TCO on the Relevant Date.

"Annual Budget" is defined in Section 6.4 hereof.

"Annual Development Budget" is defined in Section 6.4 hereof.

"Annual Operating Budget" is defined in Section 6.4 hereof.

"Appointing Person" means TCO and TG for so long as the aggregate Percentage Interest held by Original Partner Affiliates and TTC Affiliates is not less than seven and 7/10ths percent (7.7%), determined by including the total number of Units of Partnership Interest over which Original Partner Affiliates and TTC Affiliates have Incentive Options to the extent such Incentive Options are vested.

"Assigned Interest" is defined in Section 8.3(b) hereof.

"Bankrupt" or "Bankruptcy" as to any Person means (i) applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator, or the like of itself or of all or a substantial portion of its assets, (ii) admitting in writing its inability, or being generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convening a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension, or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) making a general assignment for the benefit of its creditors, (v) placing itself or allowing itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) taking any action for the purpose of effecting any of the foregoing, or (vii) if a proceeding or case shall be commenced against such Person in any court of competent jurisdiction, seeking (x) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of such Person, (y) the appointment of a trustee, receiver, custodian, administrator, liquidator, or the like of such Person or of all or a substantial portion of such Person's assets, or (z) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety (90) Days, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) Days, or an order for relief or other legal instrument of similar effect against such Person shall be entered in an involuntary case under such law and shall continue unstayed and in effect for a period of sixty (60) Days.

"Beneficial Interest" means an interest, whether as partner, joint venturer, cestui que trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

"Best Efforts" is defined to require that the obligated party make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any material expenditure of funds or the incurrence of any material liability on the part of the obligated party, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

"Book Value" and "Book Values" are defined in Section 4.5(b) hereof.

"Business Day" means any Day that is not a Saturday, Sunday, or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Capital Account" is defined in Section 4.5(a) hereof.

"Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

"Communication" and "Communications" are defined in Section 13.1(a) hereof.

"Conditional Transfer Determination" is defined in Section 8.1(h) hereof.

"Control(s)" (and its correlative terms "Controlled By" and "Under Common Control With") means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or, solely among such applicable Person or Persons, acting together), to designate and direct or cause the designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

“Davis Street Limited Partners” means, initially, Davis Street Land Company of Tennessee, L.L.C., as Trustee of The Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, LLC, and thereafter, any Limited Partner who acquires directly or indirectly Units of Partnership Interest from the foregoing Persons or as an assignee of any such Limited Partner.

"Day" or "Days" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action begins or ends is not a Business Day, such period shall begin or end, as applicable, on the next Business Day.

"Deficiency Dividend" means, for any Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the adjustment (as defined in Section 860(d)(2) of the Code) in respect of a determination (as defined in Section 860(e) of the Code) in respect of TCO for such Partnership Fiscal Year, by (ii) the Percentage Interest of TCO on the Relevant Date.

"Deficiency Dividend Notice" is defined in Section 6.4 hereof.

"Depreciation" means for each Partnership Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing General Partner.

”Designation, Distribution, Redemption, Exchange, and Consent Provisions” means those certain provisions to be set forth in an Annex attached hereto and incorporated herein by reference, which Annex serves as a further amendment to the Partnership Agreement.

"Designee Notice" is defined in Section 5.2(b) hereof.

"Development Opportunities" means any regional retail shopping center developments and opportunities (through contract, option, or other rights) to develop, redevelop, or expand regional retail shopping centers, including in all such cases Peripheral Property in respect thereof, in which the Partnership has a Direct or Indirect ownership interest and which is not yet a Regional Center. Reference to a Development Opportunity includes any one of the Development Opportunities.

"Development Opportunity Interest" or "Development Opportunity Interests" means the interest or interests in a Development Opportunity or Development Opportunities then held by the Partnership either Directly or Indirectly as the holder of a Beneficial Interest, Directly or Indirectly, in an Owning Entity or Owning Entities that own a Development Opportunity or Development Opportunities.

"Direct or Indirect" or "Directly or Indirectly", (x) when used with respect to a Person's, a Partner's, or the Partnership's interest in another partnership, limited liability company, or joint venture which owns a Development Opportunity or a Regional Center, or a Development Opportunity Interest or a Regional Center Interest, means and includes all interests of, and acting in respect of all interests of, the partner or partners or member or members therein, whether as an owner or ground lessee, as a partner, member, or joint venturer of a partnership, limited liability company, or joint venture which owns a Development Opportunity or a Regional Center, as a stockholder of a corporation which in turn owns an interest in a partnership, limited liability company, or joint venture having an interest, direct or indirect, in a Development Opportunity or a Regional Center, and as a beneficiary of a trust which has legal title to a Development Opportunity or a Regional Center or owns a partnership interest, limited liability company interest, or joint venture interest in a partnership, limited liability company, or joint venture which owns a Development Opportunity or a Regional Center, in each such case as the context requires, and (y) when used in Section 3.3(a) and Section 3.3(b) hereof, also means constructive ownership determined by applying Section 318(a) of the Code as modified by Section 856(d)(5) of the Code.

"Disabled Partner," "Disabled General Partner," and "Disabled Limited Partner" are defined in Section 10.1(a)(2) hereof.

"Disabling Event" is defined in Section 10.1(a)(1) hereof.

"Distribution Date" is defined in Section 5.2(a)(ii) hereof.

"Dollars" or "$" means United States dollars.

"Effective Date" means November 30, 1992.

"Equity Security" has the meaning ascribed to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

"Equity Shares" means the shares of the common stock of TCO.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding law).

"Estimated Minimum Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the greater of (i) the quotient obtained by dividing (1) the sum of (x) TCO's allocable share of the Partnership's estimated Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code) but determined by taking into account any depreciation deductions available to TCO as a result of adjustments to basis under Section 734 or Section 743 of the Code), and by excluding any net capital gain (as defined in Section 1222(11) of the Code), and (y) TCO's allocable share of the Partnership's estimated net income from foreclosure property for such Partnership Fiscal Year, minus TCO's allocable share of the Partnership's estimated excess noncash income (as determined under Section 857(e) of the Code), if any, for such Partnership Fiscal Year, by (2) the Percentage Interest of TCO on the Relevant Date, and (ii) the estimated Ordinary Tax Liability for such Partnership Fiscal Year.

"Event of Withdrawal" is defined in Section 10.1(a)(5) hereof.

"Excise Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the excise tax imposed pursuant to Section 4981(a) of the Code on TCO for such Partnership Fiscal Year, by (ii) the Percentage Interest of TCO on the Relevant Date.

"Extraordinary Transaction" means (i) a sale, exchange, or other disposition (including the encumbering) of all or substantially all of the Partnership's assets or of any designated property described on Schedule B hereto, (ii) a merger (including a triangular merger), consolidation, or other combination of the Partnership with another Person, or the conversion (through a tax election or otherwise) of the Partnership into another form of entity for legal or tax purposes, (iii) an issuance of Additional Interests to any Person (including a Partner) other than to TCO pursuant to (x) the terms of the Parity Preferred Equity, if any, or (y) the terms of the Preferred Equity) such that such Person together with any of such Person's Affiliates would own a

Percentage Interest in excess of five percent (5%), (iv) the placing of the Partnership into Bankruptcy, (v) a recapitalization of the Partnership, or (vi) the dissolution of the Partnership, in each such case in any one (1) transaction or series of transactions.

"Family Trust" means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution may be made of something other than a Partnership Interest and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution, an attorney that is a member of the Bar of any State in the United States, and/or an individual or individuals approved by the Managing General Partner.

”Fractional Unit” means a portion of, or less than the whole of, a Unit of Partnership Interest.

"GAAP" means generally accepted accounting principles, consistently applied in the United States.

"General Partner" and "General Partners" are (i) those Persons identified as such on the Partnership Interest Ledger on the date of this Agreement, in their capacities as general partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as General Partners on the Partnership Interest Ledger on the date of this Agreement who are admitted to the Partnership as general partners pursuant to Section 8.2 hereof, and (iii) any Person to whom an Additional Interest as a general partner is issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a general partner pursuant to Section 8.2 hereof.

"Gross Income" means the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

"Guaranteed Payment" means, as to each series of Preferred Equity, the applicable Preferred Rate multiplied by the balance of such series of Preferred Equity during the period to which the Guaranteed Payment relates, commencing on the date of the contribution of such Preferred Equity pursuant to Section 4.1(b) hereof, determined on the basis of a year of three hundred sixty (360) Days, consisting of twelve (12), thirty (30)-day months, cumulative to the extent not paid in any given month pursuant to Section 5.3 hereof.

"Immediate Family" means, with respect to a Person, (i) such Person's spouse (former or then current), (ii) such Person's parents and grandparents, and (iii) ascendents and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then current).

"Incentive Interest" is defined in Section 8.4(b) hereof.

"Incentive Options" is defined in Section 6.3 hereof.

"Incentive Option Plan" means an incentive option plan or plans (whether now existing or hereafter established) pursuant to which the Partnership has granted or shall grant Incentive Options, as the same may be amended from time to time.

"Income Source Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) the tax, if any, of TCO calculated pursuant to Section 857(b)(5) of the Code for such Partnership Fiscal Year, by (ii) the Percentage Interest of TCO on the Relevant Date.

”Indemnified Person” means each Partner (other than a Parity Preferred Partner), each officer, each member of the TCO Board, each member of any committee established by the TCO Board, each Person designated or delegated by a Partner (other than a Parity Preferred Partner), an officer, the TCO Board, or a member of a committee established by the TCO Board, and each employee, partner, principal, shareholder, agent, director, or officer of a Partner (other than a Parity Preferred Partner).

"Knowing” means with respect to any Person that is an individual, the conscious awareness by such Person of the matter at issue.

"Limited Partner" and "Limited Partners" are (i) those Persons identified as such on the Partnership Interest Ledger on the date of this Agreement, in their capacities as limited partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Limited Partners on the Partnership Interest Ledger on the date of this Agreement who are admitted to the Partnership as limited partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (iv) any Person to whom an Additional Interest as a limited partner is issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof.

"Liquidator" is defined in Section 11.1(a).

"Losses" is defined in Section 5.1(a) hereof.

“Majority in Interest of the Davis Street Limited Partners” means, from time to time, those Davis Street Limited Partners holding in excess of fifty percent (50%) of the aggregate Percentage Interests held by all the Davis Street Limited Partners.

"Majority in Interest of the Non-Managing Partners" means those Non-Managing Partners holding in excess of fifty percent (50%) of the aggregate Percentage Interests held by all such Non-Managing Partners.

"Major Stores" means those stores occupied by a single Person, the gross leasable floor area of which is in excess of forty thousand (40,000) square feet.

"Manager" means that Person who has by written contract with the Partnership agreed to provide management, administration, leasing and development services for the properties of the Partnership. On the date of this Agreement, the Manager is TTC pursuant to the Master Services Agreement.

"Managing General Partner" means TCO, as defined in the Preamble to this Agreement.

"Master Services Agreement" means the management, administration, leasing and development services agreement dated as of November 30, 1992, between the Partnership and TTC, engaging TTC as the Manager, as the same has been and may be further amended from time to time, or any agreement entered into hereafter in replacement thereof.

"Minimum Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the greater of (i) the quotient obtained by dividing (1) the sum of (x) TCO's allocable share of the Partnership's Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code) but determined by taking into account any depreciation deductions available to TCO as a result of adjustments to basis under Section 734 or Section 743 of the Code), and by excluding any net capital gain (as defined in Section 1222(11) of the Code), and (y) TCO's allocable share of the Partnership's net income from foreclosure property for such Partnership Fiscal Year, minus TCO's allocable share of the Partnership's excess noncash income (as determined under Section 857(e) of the Code), if any, for such Partnership Fiscal Year, by (2) the Percentage Interest of TCO on the Relevant Date, and (ii) the Ordinary Tax Liability for such Partnership Fiscal Year.

"Minimum Distribution Amount Adjustment" means, for each Partnership Fiscal Year, an amount, as set forth in the Minimum Distribution Amount Adjustment Notice, equal to the excess (if any) of (i) the sum of (1) the Minimum Distribution Amount for such Partnership Fiscal Year, (2) the Net Capital Gain for such Partnership Fiscal Year, (3) the Prohibited Transaction Tax Distribution Amount for such Partnership Fiscal Year, (4) the Income Source Tax Distribution Amount for such Partnership Fiscal Year, (5) the Alternative Minimum Tax Distribution Amount for such Partnership Fiscal Year, and (6) the Excise Tax Distribution Amount for such Partnership Fiscal Year, over (ii) the amount of cash actually distributed to the Partners pursuant to Section 5.2(a) hereof in respect of such Partnership Fiscal Year.

"Minimum Distribution Amount Adjustment Notice" is defined in Section 6.4 hereof.

"Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed.

"Minimum Gain Chargeback" is defined in Section 5.1(d)(1) hereof.

"Net Capital Gain" means, for the relevant period, an amount equal to the quotient obtained by dividing (i) the net capital gain (as defined in Section 1222(11) of the Code) that is allocable to TCO for such period, by (ii) the Percentage Interest of TCO on the Relevant Date.

"Non-Managing Partners" means all of the Partners other than the Managing General Partner and other than any Parity Preferred Partner.

"Nonrecourse Deductions" is defined in Regulations Section 1.704-2(b)(1).

“Nonrecourse Liabilities” and ”Nonrecourse Liability” are defined in Regulations Section 1.704-2(b)(3).

"Ordinary Tax Liability" means, for each Partnership Fiscal Year, an amount equal to the product of (1) the highest individual federal income tax rate applicable to ordinary income in effect for such Partnership Fiscal Year, and (2) the largest quotient obtained by dividing (a) each Partner's allocable share of the taxable income of the Partnership for such Partnership Fiscal Year, determined by taking into account allocation of items of income and deduction pursuant to Section 704(c) of the Code, except to the extent that (x) the Partnership has made or is required to make a payment to such Partner, by way of indemnification or otherwise, with respect to such income, or (y) such Partner has agreed not to include such income in the calculation of the Ordinary Tax Liability, and by (i) excluding any items giving rise to a capital gain or a capital loss and (ii) taking into account any depreciation deductions available to such Partner as a result of adjustments to basis under Section 734 or Section 743 of the Code, by (b) such Partner's Percentage Interest on the Relevant Date.

"Original Assignor" is defined in Section 8.3(b) hereof.

"Original Partner" means each of those Partners who were listed on the Partnership Interest Ledger on the Effective Date, other than TCO.

"Original Partner Affiliates" means AAT Affiliates, each Original Partner, and any Affiliate of an Original Partner or of any member of an Original Partner's Immediate Family.

"Other Retail Property" or "Other Retail Properties" means a developed regional retail shopping center or centers, whether part of a mixed-use property or not, having a gross leasable area (including space occupied by Major Stores) in excess of Two Hundred Thousand (200,000) square feet.

"Owning Entity" means any Person, other than the Partnership, owning a Development Opportunity or a Regional Center, provided that the Partnership holds, Directly or Indirectly, a Beneficial Interest in such Person. Reference to the Owning Entities includes each Owning Entity.

"Owning Entity Agreement" means an agreement, in whatever form embodied (including, without limitation, within the partnership agreement, limited liability company agreement, or other document forming or governing an Owning Entity), providing for management, administration, leasing and/or development and/or like services between an Owning Entity and Taub-Co or TTC, including any such agreement entered into by an Owning Entity with Taub-Co prior to the Effective Date.

"Parity Preferred Equity" means, on any date, an amount equal to the aggregate contributions to the capital of the Partnership made pursuant to Section 4.1(c) hereof, to the extent such Parity Preferred Equity has not been redeemed or converted to Additional Interests pursuant to Section 8.1(c) hereof. Each contribution of Parity Preferred Equity shall be designated as a separate series, e.g., the 8.2% Series F Cumulative Redeemable Preferred Equity was called “Series F” because such series was convertible into Series F Preferred Stock of TCO.

“Parity Preferred Equity Balances” means, on any date and as to any series of Parity Preferred Equity, an amount equal to the then aggregate Capital Account balances of the Parity Preferred Partners of such series. Reference to a Parity Preferred Equity Balance includes any one of the Parity Preferred Equity Balances.

"Parity Preferred Partner" and “Parity Preferred Partners” are (i) that Person or those Persons who shall contribute Parity Preferred Equity to the Partnership pursuant to Section 4.1(c) hereof, and (ii) TCO in the event that it acquires any portion or all of the Partnership Interest(s) of the Person(s) identified in clause (i) hereof.

"Parity Preferred Return" means, as to each series of Parity Preferred Equity, the cumulative return to a series based upon the product of the Parity Preferred Rate for such series and the amount of capital contributed with respect to such series (taking into account any redemptions or conversions to Additional Interests, pursuant to Section 8.1(c) hereof) during the period to which the Parity Preferred Return relates, commencing on the date of the contribution of such Parity Preferred Equity pursuant to Section 4.1(c) hereof, determined on the basis of a year of three hundred sixty (360) Days, consisting of twelve (12), 30-day months, cumulative to the extent not paid in any given quarter pursuant to Section 5.2(a)(i) hereof. Any Unpaid Parity Preferred Return shall not itself bear interest or be subject to any Parity Preferred Rate. Reference to Parity Preferred Returns includes each Parity Preferred Return.

"Parity Preferred Rate" means a fixed rate per annum (together with all other provisions), specified by the Appointing Persons, acting unanimously, in the Designation, Distribution, Redemption, Exchange, and Consent Provisions, as to a given series.

“Parity Related Issue” means the series of preferred shares of TCO into which a series of Parity Preferred Equity may be converted in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions for such series.

"Partner" and "Partners" are (i) those Persons identified as Partners on the Partnership Interest Ledger on the date of this Agreement, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Partners on the Partnership Interest Ledger on the date of this Agreement who are admitted to the Partnership as a partner or partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (iv) any Person to whom a Partnership Interest has been issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a partner pursuant to Section 8.2 hereof.

"Partner Nonrecourse Debt" is defined in Regulations Section 1.704-2(b)(4).

"Partner Nonrecourse Debt Minimum Gain" is defined in Section 5.1(d)(2) hereof.

"Partner Nonrecourse Deduction" is defined in Regulations Section 1.704-2(i).

"Partnership" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership.

"Partnership Accountants" means Deloitte & Touche and its successors, or any firm of independent certified public accountants of recognized national standing selected by the Managing General Partner.

"Partnership Fiscal Year" means the calendar year.

"Partnership Interest" is defined in Section 4.6(a) hereof.

"Partnership Interest Certificate" and "Partnership Interest Certificates" are defined in Section 4.7 hereof.

"Partnership Interest Ledger" means a ledger maintained at the principal office of the Partnership that shall set forth, among other things, the name and address of each Partner and the nature of the Partnership Interest of each Partner, the number of Units of Partnership Interest held by each Partner, if any, and the current Percentage Interest of each Partner, if any.

"Partnership Law" is defined in Section 1.1 hereof.

"Percentage Interest" is defined in Section 4.6(b) hereof.

"Peripheral Property" means the real property adjacent or related to a Development Opportunity or a Regional Center, owned by the Partnership or an Owning Entity and improved or unimproved and held as distinct from or in some manner differentiated from, but intended as integrated with, the Regional Center (or anticipated Regional Center).

“Permitted Transferee” is defined in Section 8.1(b) hereof.

"Person" or "Persons" means an individual, a partnership (general or limited), limited liability company, corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

"Pledge" means a pledge or grant of a mortgage, security interest, lien or other encumbrance in respect of a Partnership Interest.

“Pledgee” is defined in Section 8.1(b) hereof.

“Pledge Units” is defined in Section 8.1(b) hereof.

"Preferred Equity" means, on any date, an amount equal to the aggregate contributions to the capital of the Partnership made by TCO pursuant to Section 4.1(b) hereof, to the extent such contributions have not yet been converted to Additional Interests pursuant to Sections 5.3 and 8.4 hereof. Each contribution of Preferred Equity shall be designated as a separate series, e.g., Series A Preferred Equity.

"Preferred Rate" means, a fixed rate per annum, specified by TCO as to a given series of Preferred Equity, which rate shall be equal to the dividend rate for the Related Issue.

"Primarily Engaged" means, with respect to a private or public Person (other than an individual), that (i) Other Retail Properties held by such Person (other than an individual) at the relevant time represent at least twenty-five percent (25%) of the value of all of the assets of such Person (other than an individual), or (ii) at least twenty-five percent (25%) of the average annual gross revenues of such Person (other than an individual) during the immediately preceding twenty-four (24) month period were derived from the development and/or management of Other Retail Properties not owned by such Person (other than an individual), or (iii) if each of the percentages determined under clauses (i) and (ii) is less than twenty-five percent (25%), the percentages determined under both clauses (i) and (ii) in the aggregate equal at least forty-five percent (45%).

"Profits" is defined in Section 5.1(a) hereof.

"Prohibited Transaction” means such term as defined in Section 857(b)(6)(B)(iii) of the Code.

"Prohibited Transaction Tax Distribution Amount" means, for each Partnership Fiscal Year, an amount equal to the quotient obtained by dividing (i) one hundred percent (100%) of the net income of TCO derived from prohibited transactions (as defined in Section 857(b)(6)(B)(i) of the Code) for such Partnership Fiscal Year, by (ii) the Percentage Interest of TCO on the Relevant Date.

"Qualified Appraiser" means a Third Party designated by the Managing General Partner and who is a member in good standing of the American Institute of Real Estate Appraisers, or a Member, Appraisal Institute (or a member of the successor to either such organization).

"Qualified Institutional Transferee" means (a) so long as its ownership interest in the Partnership would, after giving effect to a Transfer, consist solely of a Partnership Interest as a Parity Preferred Partner, any Parity Preferred Partner, and (b) any transferee of a Partnership Interest that is or are (i) a pension fund, profit-sharing fund or similar fund, or an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, in each such case possessing more than Fifty Million Dollars ($50,000,000) in assets, (ii) an organization described in Section 509 of the Code, and having a Partner as a "substantial contributor" (as defined in Section 507(d)(2) of the Code), (iii) pooled funds for Keogh plans, individual retirement plans, profit-sharing plans, pension plans or similar tax-exempt plans, in each such case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (iv) insurance companies or banks, in each such case possessing more than Two Billion Dollars ($2,000,000,000) in assets, (v) a domestic entity organized as a mutual fund or registered investment company in each case possessing more than One Hundred Million Dollars ($100,000,000) in assets, (vi) any other Person (a "QIT Entity"), all the Beneficial Interests in which at the time of such Transfer and thereafter are owned by one or more of the foregoing, or (vii) a QIT Entity that has as one (1) or more of its constituent partners, a foreign entity that is organized as a mutual fund or investment company that is not Primarily Engaged and, in each such case, that possesses more than One Hundred Million Dollars ($100,000,000) in assets, provided that such QIT Entity is at no time a nonresident alien, foreign corporation, foreign trust, or foreign estate, within the meaning of Section 7701 of the Code; provided that a Transfer to such transferee will not cause a prohibited transaction (as defined in Section 4975(c) of the Code or Section 406 of ERISA) to occur.

"QIT Entity" is defined in the definition of "Qualified Institutional Transferee."

"REAs" means reciprocal easement and operating or like agreements.

"Real Estate Investment Trust" means such term as defined in Section 856 of the Code.

"Real Estate Investment Trust Taxable Income" means such term as defined in Section 857(b)(2) of the Code.

"Record Partner" means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that was a Partner on the Effective Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest, or an Incentive Interest pursuant to Section 8.4 hereof and, in each such case, has become a Partner in the Partnership pursuant to Section 8.4 hereof. Notwithstanding the foregoing, a Parity Preferred Partner is a Record Partner.

"Regional Center Interest" or "Regional Center Interests" means the interest or interests in a Regional Center or Regional Centers then held by the Partnership either Directly or Indirectly as the holder of a Beneficial Interest, Directly or Indirectly, in an Owning Entity or Owning Entities that own or owns a Regional Center or Regional Centers.

"Regional Centers" means those regional retail shopping centers, including Peripheral Property in respect thereof, and any other real property owned, acquired and/or developed by the Partnership, provided that some portion of the enclosed mall portion thereof is open for business to the public generally, in each case for so long as the Partnership has a Direct or Indirect Beneficial Interest therein. Reference to a Regional Center includes any one of the Regional Centers.

"Regulations" (including Temporary Regulations or Proposed Regulations) means Department of Treasury regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"REIT Requirements" is defined in Section 3.4 hereof.

"Related Issue" and "Related Issues" are defined in Section 4.1(b) hereof.

"Relevant Date" means, (i) with respect to a Minimum Distribution Amount, the date of the Annual Budget setting forth such amount, or the date of an amendment thereto which provides a change in such amount, (ii) with respect to an Additional Required Amount, the date of the Additional Required Amount Notice in respect thereof, and (iii) with respect to a Minimum Distribution Amount Adjustment, or any component thereof, or a Tax Adjustment Amount, the date of the TCO Information Notice in respect thereof.

"Representative" is defined in Section 10.1(a)(3) hereof.

“Required Distribution Amount” means an amount, as set forth in the Annual Budget, equal to the aggregate cash (or cash per Unit of Partnership Interest) to be distributed to the Partners for such Partnership Fiscal Year, as such amount may be increased or decreased from time to time by the Managing General Partner, in consultation with the Manager, but in no event less than the Estimated Minimum Distribution Amount.

“Second Amended and Restated Partnership Agreement” is defined in the Preamble to this Agreement.

"Successor" is defined in Section 10.1(a)(4) hereof.

"Successor General Partner" is defined in Section 10.1(b) hereof.

"Taub-Co" is defined in Recital A.

"Tax Adjustment Amount" means, for each Partnership Fiscal Year, an amount equal to the excess (if any) of (i) the sum of (x) TCO's Real Estate Investment Trust Taxable Income for such Partnership Fiscal Year (determined without regard to any deduction for dividends paid (as defined in Section 561 of the Code) but determined by taking into account any depreciation deductions available to TCO as a result of adjustments to basis under Section 734 or Section 743 of the Code), and by excluding any net capital gain (as defined in Section 1222(11) of the Code), and (y) TCO's net income from foreclosure property for such Partnership Fiscal Year, minus its excess noncash income (as determined under Section 857(e) of the Code) for such Partnership Fiscal Year, over (ii) the sum of (A) TCO's allocable portion of the Required Distribution Amount distributed to TCO during such Partnership Fiscal Year, and (B) TCO's allocable portion of the Minimum Distribution Amount Adjustment distributed to TCO during the current Partnership Fiscal Year, to the extent such Minimum Distribution Amount Adjustment was a distribution in respect of those amounts determined under subclauses (x) and (y) of clause (i) hereof.

"Tax Adjustment Notice" is defined in Section 6.4 hereof.

“Tax Liability” means, for the relevant period, the product of (i) the highest individual federal income tax rate applicable to capital gains (taking into account the relevant holding period for the applicable asset) in effect for such period, and (ii) the largest quotient obtained by dividing (a) each Partner's (other than TCO's) allocable share of net capital gain (as defined in Section 1222(11) of the Code) of the Partnership for such period, by (b) such Partner's (other than TCO's) Percentage Interest on the Relevant Date, taking into account allocations of gain pursuant to Section 704(c) of the Code and any basis adjustments available to such Partner under Section 734 or Section 743 of the Code, except that a Partner's allocation of gain shall not be taken into account to the extent that (x) the Partnership has made or is required to make, by way of indemnification or otherwise, a payment to such Partner with respect to an allocation of gain, or (y) such Partner has otherwise agreed not to include the gain allocable to such Partner in the calculation of the Tax Liability; provided, however, that in no event shall the Tax Liability for any period exceed the cash proceeds received or to be received by the Partnership on the sale during such period of capital assets.

"Tax Matters Partner" is defined in Section 6.10(a) hereof.

"TCO" means Taubman Centers, Inc., a Michigan corporation.

"TCO Board" means the Board of Directors of TCO.

"TCO Information Notice" is defined in Section 5.7(b) hereof.

"TG" is defined in the Preamble to this Agreement.

“TG Partners” is defined in the Preamble to this Agreement.

"Third Party" or "Third Parties" means a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

"Third Party Financing" means financing or refinancing obtained from a Third Party by the Partnership or an Owning Entity, as the case may be.

"Transfer" means any assignment, sale, transfer, conveyance, Pledge, grant of an option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

"Transfer Determination" is defined in Section 8.1(b) hereof.

"TTC" is The Taubman Company LLC, a Delaware limited liability company, its successors and assigns, the present constituency of which is the Partnership, Taub-Co Management IV, Inc., a Delaware corporation, and Taub-Co Holdings LLC, a Delaware limited liability company.

"TTC Affiliates" means all officers and employees of TTC for so long as they are actively employed by TTC, and for so long as any of such individuals are included within such definition of TTC Affiliates, any Affiliate of such individual. Reference to a TTC Affiliate includes any one of the TTC Affiliates.

“Unallocated Parity Preferred Return” means, with respect to a series of Parity Preferred Equity, the excess of the Parity Preferred Return with respect to such series over the cumulative amount of allocations pursuant to Section 5.1(b)(1)(B) hereof with respect to such series.

"Unit of Partnership Interest" and "Units of Partnership Interest" are defined in Section 4.6(a) hereof.

“Unpaid Parity Preferred Return” means, with respect to a series of Parity Preferred Equity, the excess of the Parity Preferred Return with respect to such series of Parity Preferred Equity over the cumulative amount of distributions pursuant to Section 5.2(a)(i) with respect to such series.

III.

PURPOSES AND POWERS; PARTNERSHIP ONLY FOR
PURPOSES SPECIFIED; REPRESENTATIONS AND WARRANTIES;
CERTAIN COVENANTS.

Section 3.1     Purposes and Powers of the Partnership.

The Partnership has been formed pursuant to the Partnership Law and continued in accordance with this Agreement for the purposes of (i) owning, operating, maintaining, administering, developing, holding, improving, rehabilitating, redeveloping, renovating, expanding, leasing, mortgaging, selling, exchanging, disposing of, and generally dealing in and with, the Development Opportunities, the Development Opportunity Interests, the Regional Centers, the Regional Center Interests, and any other property owned by the Partnership, (ii) financing or refinancing for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient, or incidental to the business or requirements of the Partnership, (iii) seeking to acquire, acquiring, obtaining options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in, or in Persons owning, or owning an interest or interests in, regional retail shopping centers (including mixed-use properties the retail component of which is or is anticipated to be of significant value in relation to the value of the entire mixed-use property), or property or properties in anticipation of developing same as a regional retail shopping center or centers, or any other property as shall be specifically, in all such cases, designated from time to time by the Managing General Partner, (iv) holding an interest as a partner (general and/or limited), member of a limited liability company, or shareholder in a management, leasing, development, administrative or other service company, including interests incidental to such interest, and (v) engaging in any other activities (including the ownership of property) that are in furtherance of or necessary or incidental or related to any of the foregoing.

In furtherance of its purposes, but subject to the provisions of this Agreement, the Partnership has the power and is hereby authorized to, Directly or Indirectly:

(i)    retain, own, hold, do business with, acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), renovate, rehabilitate, improve, expand, lease, operate, maintain, and administer and sell, convey, assign, exchange, mortgage, finance, refinance, or demolish, or deal in any manner with, a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest, and any real or personal property used in connection therewith or which may be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership;

(ii)    borrow, including without limitation, borrowing to obtain funds to acquire, own, obtain an option or other right to acquire, develop, and/or improve (including, without limitation, to renovate, rehabilitate, expand, lease, operate, maintain, and administer) a regional retail shopping center or other venture opportunity, a Regional Center, or a Regional Center Interest, and make capital improvements and/or investments in one or more Owning Entities or Regional Centers, and refinance any indebtedness or borrowing in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes or requirements of the Partnership, issue evidences of indebtedness to evidence such borrowings which may be convertible in whole or in part into Partnership Interests (to be issued in accordance with the provisions of Section 8.4 hereof) and which may be unsecured or secured by a mortgage, deed of trust, assignment, pledge, or other lien on a Regional Center or Regional Center Interest or any other asset(s) of the Partnership and/or an Owning Entity, and enter into guaranty agreements and/or indemnity agreements in connection with any such borrowings or in connection with a borrowing by or indebtedness of any other Person in which the Partnership holds an interest;

(iii)    contribute to the capital of, or lend to, an Owning Entity, acquire, own, obtain an option or other right to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), develop, renovate, rehabilitate, improve, expand, lease, make capital improvements to, satisfy obligations of, or operate a regional retail shopping center, or other venture opportunity, a Regional Center, or a Regional Center Interest;

(iv)    seek and/or locate regional retail shopping centers or other venture opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes of the Partnership;

(v)    perform and/or engage others to perform studies and/or investigation or analysis of any sort in respect of a possible or proposed regional retail shopping center or other venture opportunity;

(vi)    acquire and/or obtain options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) regional retail shopping centers (including interests therein) or other venture opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, as shall be specifically, from time to time, designated by the Managing General Partner, and enter into and perform any and all agreements, execute any and all instruments and documents, and take any and all actions with respect thereto;

(vii)    accept, in exchange for a Partnership Interest and, if desired, admission as a Partner in the Partnership, and as a contribution to the capital of the Partnership, or through the liquidation of a corporation or other entity, or otherwise, regional retail shopping centers, interests in regional retail shopping centers, development or other venture opportunities, or interests in development or other venture opportunities;

(viii)    take any action reasonably anticipated to enhance, protect, defend and/or preserve, the value of a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest or other venture opportunity, or the Partnership and the return to the Partners;

(ix)    act as one of the general and/or limited partners or members of, or act as the sole general or limited partner or member of, an Owning Entity and exercise all the powers and authorities given to the Partnership by the partnership agreement, limited liability company agreement, or other governing document covering such Owning Entity, or otherwise own all or any part or portion of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

(x)    enter into, consent to, and enter into amendments of, any partnership or limited liability company agreement or other governing document covering an Owning Entity or any other agreement to which the Partnership or an Owning Entity is or is to be a party;

(xi)    enter into ground leases, as a tenant or landlord, in respect of all or any part or portion of the Partnership's real property;

(xii)    convert a Regional Center or a Regional Center Interest, or a part thereof, to condominium or cooperative status;

(xiii)    prepay in whole or in part, and refinance, recast, increase, modify, amend, extend, or assign any loan, secured or unsecured, and in connection therewith, execute any extensions, renewals, or modifications of any mortgage or deed of trust or lien securing any such loan;

(xiv)    act as one of the general and/or limited partners or members, or shareholders of, or act as the sole general or limited partner or member or shareholder of, or otherwise employ, a management, leasing, development, or other service company, to perform or engage others to perform all activities and services in respect of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest or other venture opportunity, or to perform administrative services for the Partnership and the Managing General Partner, and pay compensation for such services;

(xv)    enter into, perform, and carry out contracts or agreements of any kind, including, without limitation, contracts or agreements with a Partner or an Affiliate or Affiliates of a Partner, in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, including, without limitation, the execution and delivery of all agreements, certificates, instruments, or documents required by lenders or in connection with any mortgage, deed of trust, or assignment;

(xvi)    place record ownership to a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest (or any part thereof), or other venture opportunity, or any other Partnership property in the name or names of a nominee or nominees, or establish a trust ("nominee" or otherwise) to own or hold a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest, or any other Partnership property, including to direct, select, and remove the trustee(s) thereof and amend or terminate such trust, all for the purpose of financing or any other convenience;

(xvii)    execute contracts with governmental agencies, including, without limitation, any documents required in connection with any debt;

(xviii)    execute any lease or leases (without limit as to the term thereof (including beyond the term of the Partnership), whether or not the space so leased is to be occupied by the lessee or, in turn, sub-leased in whole or in part to others) with respect to all or any part of a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

(xix)    obtain, through contract or otherwise, goods and services;

(xx)    maintain insurance;

(xxi)    invest in, reinvest, and oversee the investment of, cash and cash-like assets;

(xxii)    make or revoke any election permitted the Partnership by any taxing or other authority;

(xxiii)    grant and enter into and amend REAs and impose restrictions with respect to all or any part of a Development Opportunity, a Development Opportunity Interest, a Regional Center, a Regional Center Interest, Peripheral Property, or other property;

(xxiv)    foreclose upon any property;

(xxv)    admit a Person as a Partner to the Partnership, or increase or decrease the interest of a Partner in the Partnership, pursuant to the terms of this Agreement;

(xxvi)    sell, exchange, or otherwise dispose of, upon any terms, all or any part or portion of Partnership property or the property of an Owning Entity;

(xxvii)    enter into, perform, and carry out contracts which may be lawfully carried out or performed by a partnership under applicable laws including, without limitation, the Master Services Agreement;

(xxviii)    enter into an agreement to merge with or into another partnership having similar purposes as the Partnership and having the Partnership or such other partnership as the surviving partnership;

(xxix)    retain legal counsel, the Partnership Accountants, appraisers, and any other professionals in connection with the business of the Partnership or of an Owning Entity;

(xxx)    execute or deliver any assignment for the benefit of creditors of the Partnership or of an Owning Entity;

(xxxi)    negotiate with, defend, and resolve all matters with any Person;

(xxxii)    sue on, defend, pursue, or compromise any and all claims or liabilities in favor of or against the Partnership or an Owning Entity, submit any or all such claims or liabilities to arbitration, and confess a judgment against the Partnership or an Owning Entity in connection with litigation in which the Partnership or an Owning Entity may be involved;
(xxxiii)    take any action and exercise any right (including the assignment or disposition of same) under any contract or agreement to which the Partnership or an Owning Entity is a party;

(xxxiv)    terminate, dissolve, and liquidate any Person, including, without limitation, an Owning Entity, and retain and deal in and with the assets (subject to liabilities and obligations) received as a result of any such liquidation;

(xxxv)    amend, modify, or terminate and deal in any manner with any instrument, including without limitation, any trust instrument, corporate document, partnership agreement, limited liability company agreement, or joint venture agreement covering or in respect of an Owning Entity, a Development Opportunity, a Development Opportunity Interest, a Regional Center, or a Regional Center Interest;

(xxxvi)    indemnify the Indemnified Persons and satisfy such indemnifications from the assets of the Partnership; and

(xxxvii) in addition to the foregoing, take or omit to take any action as may be necessary, convenient, or desirable to further the purposes or intent of the Partnership or of an Owning Entity, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Partnership Law.

Section 3.2     Partnership Only for Purposes Specified.

The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. The Partnership shall be classified as a partnership for federal, state, and local income tax purposes. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit, or assume any obligation or responsibility on behalf of the Partnership, its properties, or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness, or obligations incurred pursuant to and as limited by the terms of this Agreement or incurred pursuant to the Partnership Law.

Section 3.3     Representations and Warranties by the Partners; Certain Covenants.

(a)    Each Partner that is an individual represents and warrants to each other Partner, that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's properties is or are bound, or any statute, regulation, order, or other law to which such Partner is subject, (ii) such Partner is not a "foreign person" within the meaning of Section 1445(f) of the Code, (iii) except as specifically provided on Schedule A attached hereto, such Partner does not own, Directly or Indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total value of all classes of stock, of any corporation that is a tenant of a Regional Center, or (2) an interest of ten percent (10%) or more in the assets or net profits of any tenant of a Regional Center, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(b)    Each Partner that is not an individual represents and warrants to each other Partner, that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors, and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter, or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees, or shareholders, as the case may be, is or are bound, or any statute, regulation, order, or other law to which such Partner or any of its partners, trustees, beneficiaries, or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code, (iv) except as specifically provided on Schedule A attached hereto, such Partner does not own, Directly or Indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total value of all classes of stock, of any corporation that is a tenant of a Regional Center, or (2) an interest of ten percent (10%) or more in the assets or net profits of any tenant of a Regional Center, and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(c)    The representations and warranties contained in Sections 3.3(a) and 3.3(b) hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation and termination of the Partnership; provided, however, that in the event of a breach of any such representation or warranty the sole source of recovery by the Partners shall be a Partner's Partnership Interest.

(d)    TCO covenants and agrees that, (i) it will not Directly or Indirectly through ownership of another Person (including a wholly owned direct or indirect subsidiary) engage in any business other than through the Partnership except for the acquisition of businesses held for the sole benefit of the Partnership or a subsidiary partnership or limited liability company, (ii) it will own all Regional Center Interests and Development Opportunity Interests only through the Partnership, (iii) it will not incur any indebtedness for borrowed money other than to effect a distribution to satisfy the REIT Requirements, to contribute or loan such proceeds to the Partnership to accomplish the Partnership's purposes, or to refinance any existing indebtedness of the Partnership, and (iv) it will not assign or otherwise dispose of its right to a Guaranteed Payment or the corresponding series of Preferred Equity or its right to any loan and corresponding interest described in Section 4.1(b) hereof, other then as set forth in Section 5.3 hereof.

(e)    Each Parity Preferred Partner owning a series of Parity Preferred Equity covenants and agrees that it will not Transfer its rights to a Parity Preferred Return or the corresponding Parity Preferred Equity other than as set forth in Section 8.1(c) hereof and in accordance with and only to the extent permitted by the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to the applicable series.

(f)    Each Partner hereby acknowledges that no representations as to potential profit, cash flows, or yield, if any, in respect of the Partnership or any one or more or all of the Regional Centers or Regional Center Interests or Development Opportunities or Development Opportunity Interests have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty, express or implied.

Section 3.4     Real Estate Investment Trust Requirements.

Notwithstanding anything to the contrary contained in this Agreement, for so long as TCO is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit TCO (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the "REIT Requirements"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under Section 857(b)(5) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (i) and (ii) to at all times be determined (a) as if TCO's sole asset is its Partnership Interest, and (b) without regard to the action or inaction of TCO with respect to distributions (by way of dividends or otherwise) and the timing thereof. The Managing General Partner may cause the Partnership to obtain an opinion of tax counsel selected by the Managing General Partner, regarding the impact of any proposed action affecting TCO's continuing ability to qualify as a Real Estate Investment Trust, or its exposure to an excise tax under Section 4981(a) of the Code, or a tax under Section 857(b)(6) of the Code, so long as such taxes exist and as such provisions may be amended from time to time or corresponding provisions of succeeding law.

Section 3.5     ERISA Requirement.

Notwithstanding anything to the contrary contained in this Agreement, in the event and for so long as there is a Limited Partner in the Partnership subject to the provisions of ERISA, the Partnership shall operate, except as to matters existing at the time such Limited Partner is admitted to the Partnership, in such a manner and the Partnership shall take or omit to take all actions as may be necessary so as (i) to permit the Partnership to satisfy the requirements of a "real estate operating company" (as defined by Department of Labor Regulations 29 C.F.R. §2510.3-101), as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, and (ii) to prevent the occurrence of a "prohibited transaction" (as defined in Section 4975(c) of the Code or Section 406 of ERISA).

IV.

CAPITAL CONTRIBUTIONS; OPENING CAPITAL ACCOUNT BALANCES;
PREFERRED EQUITY; ANTICIPATED FINANCING; CAPITAL ACCOUNTS;
PARTNERSHIP INTERESTS; UNITS OF PARTNERSHIP INTEREST;
PERCENTAGE INTERESTS; PARTNERSHIP INTEREST CERTIFICATES;
PURCHASE OF FRACTIONAL UNITS; ADJUSTMENT OF UNITS OF
PARTNERSHIP INTEREST.

Section 4.1	Capital Contributions; Opening Capital Account Balances; Preferred Equity.

(a)    The Partners have contributed to the capital of the Partnership such assets and amounts as set forth on the books and records of the Partnership.

(b)    TCO may contribute, from time to time, amounts to the capital of the Partnership as Preferred Equity, which amounts have been obtained from the sale by TCO of any one or more series of shares of preferred stock. In lieu of contributing such proceeds as Preferred Equity, TCO shall have the right to lend such proceeds to the Partnership. Any such loan shall be on the same terms and conditions as the Related Issue except that in lieu of dividends payable by TCO on the Related Issue, interest shall be payable by the Partnership to TCO. The Partnership shall assume and pay the expenses (including applicable underwriter discounts) incurred by TCO in connection with any contributions or loans by TCO to the capital of the Partnership pursuant to this Section 4.1(b). Any such loan made by TCO to the Partnership may at any time be converted by TCO to Preferred Equity pursuant to Section 5.3 hereof. Each contribution or loan made by TCO pursuant to this Section 4.1(b) shall be identified by the series of preferred shares which provided TCO with the funds to contribute or loan to the Partnership; provided, however, if TCO redeems, with the proceeds of the issuance of a new series of preferred shares, the series (or any series in a chain of series) of preferred shares which provided TCO with the funds to contribute or loan to the Partnership, then the contribution or loan made by TCO pursuant to this Section 4.1(b) shall be identified by such new series of preferred shares (each such series of preferred shares hereinafter referred to individually as a “Related Issue,” and collectively as the “Related Issues”).

(c)    With the approval of each of the Appointing Persons, a Person may contribute, from time to time, amounts to the capital of the Partnership as Parity Preferred Equity.

(d)    The Capital Account balances of the Partners are as set forth on the books and records of the Partnership.

Section 4.2     Anticipated Financing.

The Partnership may obtain funds which it considers necessary to meet the needs and obligations and requirements of the Partnership, including, without limitation, the Partnership's obligation to lend and/or contribute funds to, or the Partnership's obligations in respect of, an Owning Entity, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions, and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the Managing General Partner shall determine. Any and all funds required or expended, Directly or Indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the Managing General Partner on behalf of the Partnership may be convertible in whole or in part into Additional Interests (to be issued in accordance with Section 8.4 hereof), may be unsecured, may be secured by a mortgage or mortgages, or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or an Owning Entity, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, and may include the provision for the option to acquire Additional Interests (to be issued in accordance with Section 8.4 hereof), and may include the acquisition of or provision for interest rate swaps, credit enhancers, and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; provided, however, that in no event may the Partnership obtain any Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer, or director of any Partner without the consent of the Person or Persons to whom such recourse may be had.

Section 4.3     No Right to Withdraw Capital; No Requirement of Further Contributions.

Except as specifically provided in this Agreement, no Partner (i) shall have the right to withdraw any part of its Capital Account or to demand or receive the return of its capital contributions, or any part thereof, or to receive any distributions from the Partnership, (ii) shall be entitled to make, or have any obligation to make, any contribution to the capital of, or any loan to, or provide a guaranty with respect to any loan to, the Partnership, or (iii) except as provided in Section 11.1(d) hereof, shall have any liability for the return of any other Partner's Capital Account or contributions to the capital of the Partnership. No Partner shall be liable for the liabilities and obligations of the Partnership except as otherwise provided by the Partnership Law; provided, however, that any and all obligations and liabilities to a Partner or an Affiliate of a Partner shall be satisfied solely from Partnership assets and no Partner shall have any personal liability on account thereof.

Section 4.4     No Interest on Capital Contributions or Capital Accounts.

No Partner shall receive any interest or return in the nature of interest on its contributions to the capital of the Partnership, or on the positive balance, if any, in its Capital Account.

Section 4.5     Capital Accounts.

(a)    The Partnership shall establish and maintain a separate capital account ("Capital Account") for each Partner, including a substitute partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

(1)    credited with the amount of cash and the initial Book Value (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership, such Partner's distributive share of Profits, and any items in the nature of income or gain that are allocated to such Partner pursuant to Section 5.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

(2)    debited with the amount of cash and the Book Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, any items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i), and such Partner's share, determined in accordance with its Percentage Interest, of any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i).

In the event that a Partner's Partnership Interest or portion thereof is transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest or portion thereof so transferred.

In the event that the Book Values of Partnership assets are adjusted as described below in Section 4.5(b) hereof, the Capital Accounts of the Partners shall be adjusted simultaneously to reflect the aggregate net adjustments as if the Partnership recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations. In the event that the Managing General Partner reasonably determines that the manner in which the Capital Accounts, or any debits or credits thereto, are maintained or computed under the Regulations should be further amended, the Managing General Partner shall be authorized, without the approval, consent or act of any of the Partners, to amend this Agreement, provided that such amendment shall not directly and adversely affect the Partnership Interest of a Partner, including without limitation, the right to receive distributions allocable thereto, without the written concurrence of such Partner. In determining whether this Agreement should be amended to reflect the foregoing, the Managing General Partner shall be entitled to rely on the advice of the Partnership Accountants and/or counsel to the Partnership.

(b)    Except as otherwise provided in this Agreement, the term "Book Value" or "Book Values" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except:

(1)    the initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

(2)    the Book Value of all Partnership assets may be adjusted to equal their respective gross fair market values as of the following times, as determined by the Managing General Partner (unless such adjustment shall be required by Regulations Section 1.704-1(b)(2)(iv)(f)): (i) the acquisition from the Partnership, in exchange for more than a de minimis capital contribution, of a Partnership Interest by an additional partner or an additional Partnership Interest by an existing Partner; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property (including money) as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(3)    if the Book Value of an asset has been determined or adjusted as provided in Section 4.5(b)(1) or 4.5(b)(2) hereof, the Book Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and

(4)    the Book Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

(c)    In the event that subsequent to the Effective Date any provision of this Article IV requires the determination of the fair market value of any asset, such fair market value shall be as determined by the Managing General Partner and the relevant Partner, provided that (i) such value is reasonably agreed to by such Persons in arm's-length negotiations and (ii) such Persons have sufficiently adverse interests, as provided in Regulations Section 1.704-1(b)(2)(iv)(h). In the event that the requirements of clauses (i) and (ii) of this Section 4.5(c) are not met, then the fair market value shall be determined by a Qualified Appraiser. The cost of any such appraisal shall be an expense of the Partnership.

Section 4.6    Partnership Interests; Units of Partnership Interest; Percentage Interests.

(a)    For the purpose of this Agreement, the term "Partnership Interest" means, with respect to a Partner, such Partner's right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner's Partnership Interest (other than TCO's Preferred Equity and other than a Parity Preferred Partner's Parity Preferred Equity) shall be divided into units (herein referred to collectively as the "Units of Partnership Interest" and individually as a "Unit of Partnership Interest"). Each Partner's Partnership Interest (other than TCO's Preferred Equity and other than a Parity Preferred Partner's Parity Preferred Equity) shall be represented by that number of Units of Partnership Interest set forth opposite such Partner's name on the Partnership Interest Ledger, as the Partnership Interest Ledger may be updated from time to time to reflect the provisions of Section 4.8, Article VIII or Article X hereof. The Partnership may issue additional Units of Partnership Interest in accordance with Section 8.4 hereof. The Partnership and TCO shall conduct their respective operations, to the extent they are able to do so, so that one Unit of Partnership Interest will be equal in value to one (1) share of TCO's common stock.

(b)    For the purpose of this Agreement, the term "Percentage Interest" means, with respect to each Partner (other than a Parity Preferred Partner), the percentage set forth opposite such Partner's name on the Partnership Interest Ledger, as the Partnership Interest Ledger may be updated from time to time to reflect the provisions of Section 4.8, Article VIII or Article X hereof, and shall at any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest that are issued and outstanding. Solely for purposes of calculating Percentage Interests, no interest in the Partnership that is Preferred Equity or Parity Preferred Equity shall be taken into account.

Section 4.7     Partnership Interest Certificates.

Units of Partnership Interest shall be evidenced by Partnership Interest Certificates (herein referred to collectively as "Partnership Interest Certificates" and individually as a "Partnership Interest Certificate") which shall be issued in accordance with this Section 4.7 and Section 13.18 hereof, in the form attached hereto as Exhibit A, as such form may be amended from time to time by the Managing General Partner. Each Partnership Interest Certificate shall be signed by an authorized signatory or signatories of the Partnership and shall bear the following legend:

"The Unit(s) of Partnership Interest represented by this certificate is(are) subject to and transferable only in compliance with The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same may be amended and/or supplemented from time to time (the “Partnership Agreement"), a copy of which is on file at the office of The Taubman Realty Group Limited Partnership. Any assignment, sale, transfer, conveyance, mortgage, or other encumbrance, pledge, grant of an option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law, in respect of a Unit of Partnership Interest made other than as permitted in the Partnership Agreement shall be null and void and have no force or effect whatsoever."

Transfers (except by way of a Pledge) of Units of Partnership Interest shall be made only as permitted herein and then only upon the request of the Person named in the Partnership Interest Certificate, or by its attorney lawfully constituted in writing, and upon surrender and cancellation of a Partnership Interest Certificate for a like number of Units of Partnership Interest, a duly executed and acknowledged written instrument of assignment and agreement by the transferee to be bound by this Agreement, and with such proof of authenticity of the signatures as the Managing General Partner may reasonably require. In the event of a permitted Transfer of a Unit of Partnership Interest or the issuance of additional Units of Partnership Interest pursuant to the provisions of Article VIII or Article X hereof, the Managing General Partner shall cause the Partnership to issue Partnership Interest Certificates to the appropriate Persons to reflect any Transfer of Units of Partnership Interest or issuance of additional Units of Partnership Interest, as the case may be. In the event that the Partnership shall purchase any Units of Partnership Interest (including Fractional Units), such Units of Partnership Interest (or Fractional Units) shall be extinguished, and the Partnership Interest Certificates with respect thereto shall be surrendered and cancelled.

Section 4.8	Purchase of Fractional Units of Partnership Interest; Adjustment of Units of Partnership Interest.

If as a result of any division or combination of Units of Partnership Interest (as provided below in this Section 4.8) or Transfer or issuance of Units of Partnership Interest, there shall be outstanding any Fractional Unit, the Managing General Partner may, but shall not be obligated to, at any time cause the Partnership to purchase such Fractional Unit, in which event the Partner holding such Fractional Unit shall sell such Fractional Unit to the Partnership for an amount equal to the fair market value of such Fractional Unit as determined in good faith by the Managing General Partner.

The Managing General Partner, in good faith, may, from time to time, divide or combine all Units of Partnership Interest then issued and outstanding; provided, however, that in no event shall the Managing General Partner combine the Units of Partnership Interest unless the fair market value of each resulting Unit of Partnership Interest is One Hundred Thousand Dollars ($100,000) or less. Accordingly, divisions or combinations of Units of Partnership Interest may provide for fractional ratios. In the event of any such action to combine or divide Units of Partnership Interest as provided in this Section 4.8, after such division or combination, all references in this Agreement to a number of Units of Partnership Interest shall be combined or divided by the same divisor or multiplier, as the case may be. Any action to divide or combine Units of Partnership Interest pursuant to this Section 4.8 shall be effective on the date set forth as the effective date for such action, and each Partner or Person to whom a Unit of Partnership Interest has been pledged shall have the right to request a certification from the Partnership as to the date of the last division or combination of Units of Partnership Interest. Promptly following any such action, the Partnership Interest Ledger shall be updated to reflect such action, notice of such action shall be provided to each of the Partners and to any Person to whom a Unit of Partnership Interest has been pledged (provided the Partnership shall have received notice of such Pledge and the identity and address of such pledgee), and appropriate substitute Partnership Interest Certificates shall be issued as of the effective date of such action, in exchange for outstanding Partnership Interest Certificates pursuant to such terms as shall be established by the Managing General Partner. For the purpose of this Section 4.8, fair market values shall be as determined in good faith by the Managing General Partner.

V.

ALLOCATIONS; DISTRIBUTIONS; BANK ACCOUNTS;
BOOKS OF ACCOUNT; TAX RETURNS; ACCOUNTING AND
REPORTS; PARTNERSHIP FISCAL YEAR.

Section 5.1     Allocations.

(a)    For the purpose of this Agreement, the terms "Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

(1)    any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 5.1(a) shall be added to such taxable income or loss;

(2)    in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period; and

(3)    any items that are specially allocated pursuant to Section 5.1(d) or 5.1(g) hereof shall not be taken into account in computing Profits or Losses.

(b)    Except as otherwise provided in Section 5.1(d) or 5.1(g) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with this Section 5.1(b).

(1)    Profits shall be allocated:

(A)    first, to TCO, in an amount equal to the excess, if any,
of the cumulative amount of Losses allocated to TCO pursuant to Section 5.1(b)(2)(C) hereof over the cumulative amount of Profits allocated to TCO pursuant to this Section 5.1(b)(1)(A); and then

(B)    second, to the Parity Preferred Partners, if any, in an amount equal to the Unallocated Parity Preferred Return with respect to each series (proportionate as to such Unallocated Parity Preferred Return among each series); and then

(C)    third, to the Parity Preferred Partners, if any, in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Parity Preferred Partners pursuant to Section 5.1(b)(2)(B) hereof over the cumulative amount of Profits allocated to the Parity Preferred Partners pursuant to this Section 5.1(b)(1)(C) (proportionate as to the amount of such excess among each series); and then

(D)    fourth, to the Partners in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Partners pursuant to Section 5.1(b)(2)(D) hereof over the cumulative amount of Profits allocated to the Partners pursuant to this Section 5.1(b)(1)(D) (proportionate as to such excess amounts); and then

(E)    fifth, to the Partners holding Units of Partnership Interest in accordance with their respective Percentage Interests; provided, however, that Profits for any Partnership Fiscal Year allocated to the Parity Preferred Partners may be limited if so provided in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series.

(2)    Losses shall be allocated:

(A)    first, to Partners holding Units of Partnership Interest until the Adjusted Capital Account Balances of all such Partners are reduced to zero, excluding, for purposes of calculating TCO's Adjusted Capital Account Balance, the Preferred Equity (in proportion to such positive Adjusted Capital Account Balances (excluding the Preferred Equity)); and then

(B)    second, to the Parity Preferred Partners, if any, until the Adjusted Capital Account Balances of the Parity Preferred Partners are reduced to zero (in proportion to such positive Adjusted Capital Account Balances); and then

(C)    third, to TCO until the Adjusted Capital Account Balance of TCO, including the Preferred Equity, is reduced to zero; and then

(D)    fourth, to the General Partners or any Limited Partner which has made an election under Section 11.1(d) hereof, in proportion to their respective Percentage Interests.

(c)    For the purpose of Section 5.1(b) hereof, gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Book Value.

(d)    Notwithstanding the foregoing provisions of this Section 5.1, the following provisions shall apply:

(1)    Nonrecourse Deductions shall be allocated in accordance with the Partners' Percentage Interests; provided, however, a Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to Nonrecourse Liabilities in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners' respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this Section 5.1(d)(1) shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

(2)    Any item of Partner Nonrecourse Deduction with respect to a Partner Nonrecourse Debt shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). Subject to Section 5.1(d)(1) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 5.1(d)(1) hereof, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 5.1(d)(2) shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

(3)    For the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits shall be reasonably determined by the Managing General Partner in accordance with Internal Revenue Service authority interpreting Regulations Section 1.752-3(a)(3).

(4)    No Partner shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Partner's Capital Account to become negative by more than the sum of (i) any amount such Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Partner pursuant to this Section 5.1(d)(4) shall be allocated among the General Partners in proportion to their respective Percentage Interests. For this purpose, in determining the Capital Account balance of such Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Fiscal Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 5.1(d)(4) and Section 5.1(d)(1) and/or (2) hereof apply, Section 5.1(d)(1) and/or (2) hereof shall be applied prior to this Section 5.1(d)(4).

(5)    Such portion of the gain allocated pursuant to this Section 5.1 that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion that (i) the amount of depreciation previously allocated to each Partner relating to the property that is the subject of the disposition bears to (ii) the total of such depreciation allocated to all of the Partners. This Section 5.1(d)(5) shall not alter the amount of allocations among the Partners pursuant to this Section 5.1, but merely the character of gain so allocated.

(6)    To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Managing General Partner shall endeavor to treat a distribution of the proceeds of Nonrecourse Liabilities (that would otherwise be allocable to an increase in Partnership Minimum Gain) or Partner Nonrecourse Debt (that would otherwise be allocable to an increase in Partner Nonrecourse Debt Minimum Gain) as a distribution that is not allocable to an increase in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain to the extent that such distribution does not cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.

(e)    Notwithstanding anything to the contrary contained in this Section 5.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Interest (other than upon formation of the Partnership) shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the Managing General Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Interest although the Managing General Partner may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the Managing General Partner.

(f)    The Profits, Losses, gains, deductions, and credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

(g)    The following allocations shall be made solely for federal income tax purposes:

(1)    In the event of a sale or exchange of a Partner's Partnership Interest or portion thereof or upon the death of a Partner, if the Partnership has not theretofore elected, pursuant to Section 754 of the Code, to adjust the basis of Partnership property, the Managing General Partner shall cause the Partnership to elect, if the Person acquiring such Partnership Interest or portion thereof so requests, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. In addition, in the event of a distribution referred to in Section 734(b) of the Code, if the Partnership has not theretofore elected, the Managing General Partner may, in the exercise of its reasonable discretion, cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. Except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), such adjustment shall not be reflected in the Partners' Capital Accounts and shall be effective solely for federal and (if applicable) state and local income tax purposes. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election. With respect to such election:

(i)    Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from an adjustment pursuant to Section 743(b) of the Code shall be allocated entirely to the transferee of the Partnership Interest or portion thereof so transferred. Neither the capital contribution obligations of, nor the Partnership Interest of, nor the amount of any cash distributions to, the Partners shall be affected as a result of such election, and except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

(ii)    Solely for federal and (if applicable) state and local income tax purposes and not for the purpose of maintaining the Partners' Capital Accounts (except as provided in Regulations Section 1.704-1(b)(2)(iv)(m)), the Partnership shall keep a written record for those assets, the basis of which is adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

(2)    In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Book Value of such property. If the Book Value of any Partnership property is adjusted pursuant to Section 4.5(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Book Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder.

(h)    Except as provided in Sections 5.1(g)(1) and 5.1(g)(2) hereof, for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to this Section 5.1.

Section 5.2     Distributions.

(a)    Subject, on liquidation of the Partnership or on liquidation of substantially all of the assets of the Partnership, to Section 11.1(a) hereof, and to Section 11.1(e) hereof on liquidation of a Partner's interest in the Partnership that is not in connection with the liquidation of the Partnership, for the term of the Partnership, as set forth in Section 1.5 hereof:

(i)    a cash distribution shall be made to the Parity Preferred Partners of each series, if any, in an amount equal to the Unpaid Parity Preferred Return for such series, at such times as are specified in the Designation, Distribution, Redemption, Exchange, and Consent Provisions (such distributions to be proportionate among the series); provided, however, that no distribution shall be made to a Parity Preferred Partner which would reduce its Adjusted Capital Account Balance below zero;

(ii)    a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the fifteenth (15th) Day of each month (the "Distribution Date") of each Partnership Fiscal Year, in an amount equal to one-twelfth (1/12) of the Required Distribution Amount for such Partnership Fiscal Year;

(iii)    a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, on a Distribution Date, determined by the Managing General Partner, during the Partnership Fiscal Year in which an Additional Required Amount Notice is given, or on the first Distribution Date after such Fiscal Year, in an amount equal to the Additional Required Amount; provided, however, that if such first Distribution Date is less than twenty (20) Days after the date of the Additional Required Amount Notice, the Additional Required Amount shall be distributed on the next Distribution Date;

(iv)    in the event of a Minimum Distribution Amount Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the Distribution Date immediately succeeding the date of the Minimum Distribution Amount Adjustment Notice, in an amount equal to the Minimum Distribution Amount Adjustment for the prior Partnership Fiscal Year; provided, however, that if such Distribution Date is less than twenty (20) Days after the date of the Minimum Distribution Amount Adjustment Notice, the Minimum Distribution Amount Adjustment shall be distributed on the next Distribution Date;

(v)    in the event of a Tax Adjustment Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, not later than the Distribution Date immediately following the date of the Tax Adjustment Notice in an amount equal to the quotient obtained by dividing (x) the Tax Adjustment Amount for the prior Partnership Fiscal Year, by (y) the Percentage Interest of TCO on the Relevant Date; provided, however, that if such Distribution Date is less than twenty (20) days after the date of the Tax Adjustment Notice, the Tax Adjustment Amount shall be distributed on the next Distribution Date; and

(vi)    in the event of a Deficiency Dividend Notice, a cash distribution shall be made to the Partners, in accordance with their respective Percentage Interests, as and when required by TCO, in an amount equal to the Deficiency Dividend.

(b)    All distributions pursuant to Section 5.2(a), Section 11.1(a), and Section 11.1(e) hereof shall be made in accordance with the terms and provisions of this Agreement to the Record Partner; provided, however, that in the event of an assignment of a Partnership Interest pursuant to Section 8.3(a) hereof to a Person that does not become a substitute Partner in the Partnership, the Record Partner may, subject to the provisions of Section 8.3(a) hereof, by written notice (a "Designee Notice") to the Manager, the Partnership, and the Managing General Partner, designate such Person to receive those distributions pursuant to Section 5.2(a) and Section 11.1(a) to which the Record Partner would otherwise be entitled. The Managing General Partner shall not incur any liability for distributions made in good faith to any Record Partner or the designee of any Record Partner set forth in a Designee Notice as provided above in this Section 5.2(b), notwithstanding that another Person may have an interest in or be affected by such distribution. Distributions to the Partners under this Agreement shall be subject to any restriction imposed by applicable law, and the Managing General Partner may refrain from making any distribution hereunder without liability if it believes that the distribution would be in violation of any applicable law.

(c)    Except as specifically provided in Section 5.2(a)(i) or Section 11.1(a)(5) hereof and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions, a Parity Preferred Partner shall have no right to any Partnership distributions.

Section 5.3     Guaranteed Payments; TCO's Right to Convert.

Not later than the fifteenth (15th) Day of each month of each Partnership Fiscal Year, the Partnership shall pay to TCO, in cash or by good certified or official bank check or by Fedwire transfer of immediately available funds, an amount equal to the excess, if any, of (i) the cumulative Guaranteed Payment on all Preferred Equity, over (ii) the sum of all prior payments made to TCO pursuant to this Section 5.3, such amounts to be paid in the priorities, if any, set forth in the applicable series. Amounts paid pursuant to this Section 5.3 are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing TCO's Capital Account balance.

TCO shall have the right, but not the obligation, to convert all or any portion of the proceeds loaned to the Partnership pursuant to Section 4.1(b) to Preferred Equity, which Preferred Equity shall be entitled to a Guaranteed Payment in lieu of the payment of interest.

In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of common equity, or in the event of the conversion to common equity of TCO of any series of preferred equity that constitutes a Related Issue, TCO shall convert its Preferred Equity (or a portion thereof) (exclusive of any accrued but unpaid dividends) to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Guaranteed Payment on that portion of the converted Preferred Equity, with the effect that the portion of the converted Preferred Equity and related right to the payment of any future Guaranteed Payment shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the Partners, as provided in Section 8.4(a) hereof. Any such redemption or conversion to common equity of TCO of a series of preferred equity that constitutes a Related Issue shall be effected so that, following such redemption or conversion, the number of Units of Partnership Interest then held by TCO shall equal the number of shares of TCO's common stock then outstanding. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 5.3, the Partnership Interest Ledger shall be updated accordingly. In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Related Issue through the issuance of preferred equity, TCO shall convert that portion of its Preferred Equity equal to the portion of the Related Issue that was redeemed (exclusive of any accrued but unpaid dividends) by appropriate amendment, whether by Annex or otherwise, to Preferred Equity having terms equivalent to the then newly issued preferred equity through which the Related Issue was redeemed.

Section 5.4     Bank Accounts and Other Investments.

Funds of the Partnership shall be deposited in one or more bank accounts in federal or state chartered banks having a shareholder capital and undistributed surplus of not less than One Hundred Million Dollars ($100,000,000), all as determined by the Managing General Partner. All withdrawals therefrom shall be made upon the signature or signatures of whomever shall be designated in writing from time to time by the Managing General Partner. Any checks of the Partnership may be signed by any Person(s) designated in writing, from time to time, by the Managing General Partner. In addition, funds of the Partnership may be invested in highly liquid investments pursuant to an investment policy determined from time to time by the Managing General Partner.

Section 5.5     Books of Account.

The Partnership shall maintain at its principal office complete and accurate books of account and records of its operations showing the assets, liabilities, costs, expenditures, receipts, profits, and losses of the Partnership, and which books of account and records shall include provision for separate Capital Accounts for the Partners and shall provide for such other matters and information as may be required by the Partnership Law or as the Managing General Partner shall otherwise determine, together with copies of all documents executed on behalf of the Partnership. In addition, the Partnership shall maintain at its principal office a Partnership Interest Ledger of the Partnership, which shall be kept current by the Managing General Partner. Each Limited Partner and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the principal office of the Partnership, all such books of account, records, ledgers, and documents.

Section 5.6     Tax Returns.

(a)    The Managing General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including but not limited to, valuation of assets, the methods of depreciation and cost recovery, elections, credits, and tax accounting methods and procedures.

(b)    To the extent all necessary information is available, within ninety (90) Days after the end of each Partnership Fiscal Year, and in any event within one hundred twenty (120) Days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1," or any substitute therefor, with respect to such Partnership Fiscal Year on appropriate forms prescribed.

Section 5.7     Accounting and Reports, Etc.

(a)    Within ninety (90) Days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner, an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a statement of financial condition as of the year then ended, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Partnership Accountants. The Partnership shall also cause to be prepared and transmitted to each Partner within forty-five (45) Days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report of the Partnership's financial condition and statements of operations, cash flow and Partnership equity relating to the fiscal quarter then just ended, prepared in accordance with GAAP. The Partnership shall further cause to be prepared and transmitted to TCO (i) such reports and/or information as are necessary for TCO to fulfill its obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934 and the applicable stock exchange rules, and under any other regulations to which TCO or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for TCO to determine its qualification as a Real Estate Investment Trust under the REIT Requirements or its liability for a tax as a consequence of its Partnership Interest, including its distributive share of taxable income, in each case, in a manner that will permit TCO to comply with such obligations or make such determinations in a timely fashion.

(b)    TCO shall, from time to time, upon the reasonable request of the Manager, or as and when such information first becomes available to it, provide the Manager, by written notice (the "TCO Information Notice"), with such information necessary to permit the Manager to determine the Minimum Distribution Amount Adjustment, including TCO's allocable portion of any component thereof, for each Partnership Fiscal Year, any Tax Adjustment Amount for any prior Partnership Fiscal Year, to the extent such Tax Adjustment Amount has not yet been distributed or previously taken into account in calculating a Tax Adjustment Amount, and any Deficiency Dividend.

Section 5.8     Partnership Fiscal Year.

The Partnership's fiscal year (and taxable year) shall be the Partnership Fiscal Year.

VI.

MANAGEMENT; AUTHORITY AND AUTHORIZED ACTIONS BY THE
MANAGING GENERAL PARTNER; EXTRAORDINARY TRANSACTIONS;
ANNUAL BUDGET; NOTICES; STANDARD OF CONDUCT; MASTER
SERVICES AGREEMENT AND CORPORATE SERVICES AGREEMENT;
ABSENCE OF AUTHORITY OF PARTNERS OTHER THAN THE MANAGING
GENERAL PARTNER; FIDELITY BONDS AND INSURANCE;
ENGAGEMENT OF PARTNERS' AFFILIATES; INDEMNITY AND
REIMBURSEMENT; TAX MATTERS PARTNER.

Section 6.1    Management; Authority and Authorized Actions by the Managing General
Partner.

(a)    The Managing General Partner shall be responsible for the management of the Partnership and, subject to Section 6.1(b) hereof, shall have the full and exclusive right, power and authority, on behalf of and in the name of the Partnership, to carry out any and all objectives and purposes of the Partnership and to exercise any and all of the powers of the Partnership and to perform any and all acts and enter into and perform any and all contracts, agreements, and other undertakings which it may deem necessary or advisable in furtherance of the purposes of the Partnership or incidental thereto. In such capacity, the Managing General Partner shall use its Best Efforts to carry out the purposes of the Partnership and shall have in respect of its management of the Partnership all of the powers of the Partnership and shall devote such time and attention to the Partnership as is reasonably necessary for the proper management of the Partnership and its properties. The Managing General Partner may employ or engage others including one or more Affiliates of a Partner (e.g.,TTC) to satisfy its obligations in respect of all actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like to be taken, made, or given by and/or with respect to the Partnership, its business and its properties as well as management of all Partnership affairs, and all such actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like shall be controlling and binding upon the Partnership. Any Person employed or engaged by the Managing General Partner shall have and be subject to all of the rights, obligations and restrictions of the Managing General Partner, all as provided in this Agreement.

The Managing General Partner shall supervise the Manager and review on a regular basis the reports and other information furnished by the Manager from time to time pursuant to the Master Services Agreement.

(b)    For so long as the aggregate Percentage Interest held by AAT Affiliates equals or exceeds five percent (5%), without the prior written consent of a Majority in Interest of the Non-Managing Partners, the Managing General Partner shall not enter into any Extraordinary Transaction. For purposes of this Section 6.1(b), a Majority in Interest of the Non-Managing Partners shall be deemed to have consented to an Extraordinary Transaction, without the requirement of an actual vote of the Non-Managing Partners, if those Non-Managing Partners holding in excess of fifty percent (50%) of the aggregate Percentage Interests held by all the Non-Managing Partners consent to such transaction in writing.

(c)    A Parity Preferred Partner as to a given series of Parity Preferred Equity shall have no voting rights or rights of consent, approval or the like as to any matter in respect of the Partnership including, without limitation, as to its constituency, properties or operations, unless and to the extent specified in the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to the applicable series.

(d)    In the event the consent, approval, or concurrence of a Limited Partner or of the Limited Partners is required under this Agreement, including, without limitation, for purposes of an amendment to this Agreement, such consent, approval, or concurrence on behalf of each of the Davis Street Limited Partners shall be given or withheld by the Davis Street Limited Partners then constituting a Majority in Interest of the Davis Street Limited Partners. To obtain such consent, approval, or concurrence, the Managing

General Partner shall send a written request for consent, approval, or concurrence to each of the Davis Street Limited Partners who are Record Partners, and the consent, approval, or concurrence shall be deemed given by each such Davis Street Limited Partner unless a Majority in Interest of the Davis Street Limited Partners, within ten (10) Business Days after the date of the request therefor, send the Managing General Partner a written notice indicating that a Majority in Interest of the Davis Street Limited Partners do not consent, approve, or concur.

Section 6.2    Delegation of Authority and Designation of Officers.

(a)    The Managing General Partner may delegate any of its powers hereinbefore, hereinafter, or by law provided or conferred to one (1) or more Persons, or designate one (1) or more Persons to do or perform those matters to be done or performed by the Managing General Partner. In addition, the Managing General Partner may designate one (1) or more employees or agents of the Partnership who are denominated as officers who shall exercise such powers and shall have such duties as may from time to time be assigned or established by the Managing General Partner. Any designated officer of the Partnership shall serve at the pleasure of the Managing General Partner and may be removed at any time with or without cause, by the Managing General Partner.

(b)    The Partners, by their execution and delivery of this Agreement, irrevocably authorize the Managing General Partner and any Person or Persons designated or delegated by the Managing General Partner to do any act that the Managing General Partner has the right, power, and authority to do under the provisions of this Agreement, without any other or subsequent authorizations, approvals, or consents of any kind. No Person dealing with the Partnership shall be required to investigate or inquire as to the authority of the Managing General Partner, and any Person or Persons designated or delegated by the Managing General Partner to exercise the rights, powers, and authority herein conferred upon them. Any Person dealing with the Partnership shall be entitled to rely upon any action taken by the Managing General Partner and any Person or Persons designated or delegated by the Managing General Partner, and the Partnership shall be bound thereby. Any Person dealing with the Partnership shall be entitled to rely upon any document or instrument executed and delivered by a Person or Persons designated by the Managing General Partner, and the Partnership shall be bound thereby. No purchaser of any property or interest owned by the Partnership, or lender, or Third Party in respect of any matter shall be required to determine the sole and exclusive authority of the Person or Persons designated or delegated by the Managing General Partner to execute and deliver on behalf of the Partnership any such instrument of transfer or security, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

Section 6.3    Compensation of Certain Employees of the Manager; Issuance of Incentive
Options.

The Managing General Partner shall approve the compensation of any employee of the Manager or the Partnership who is also at such time an AAT Affiliate and administer a program or programs whereby the Partnership shall from time to time, and without the consent of any Partner, grant to employees of TTC options (the "Incentive Options") to acquire limited partner Partnership Interests pursuant to an Incentive Option Plan, which plan and any amendments thereto shall have been approved by the Managing General Partner. After review of recommendations made by TTC, the Managing General Partner may direct the Partnership to issue the Incentive Options to employees of TTC.

Section 6.4    Annual Budget; Notices.

Pursuant to the Master Services Agreement, the Manager is required to prepare and submit to the Managing General Partner for approval, prior to the beginning of each Partnership Fiscal Year, an annual development budget (the "Annual Development Budget"), and an annual operating budget (the "Annual Operating Budget") for the Partnership, which shall reflect a reasonable estimate of the proposed operations (including development) and expenses of the Partnership for such Partnership Fiscal Year, and which shall include the Required Distribution Amount for such Partnership Fiscal Year and any annual business plan, leasing plan or similar materials required of the Manager under the Master Services Agreement. (The Annual Development Budget and the Annual Operating Budget are referred to together as the "Annual Budget".)

In addition to the foregoing, pursuant to the Master Services Agreement, the Manager will be engaged to: (i) advise the Managing General Partner by written notice (an "Additional Required Amount Notice"), within thirty (30) Days after the closing of any capital gain transaction of the Partnership, of the Additional Required Amount with respect to such capital gain transaction of the Partnership, (ii) after a TCO Information Notice in respect of a Tax Adjustment Amount for the prior Fiscal Year, which TCO Information Notice shall be given not later than December 15 of the current Partnership Fiscal Year, advise the Managing General Partner by written notice (a "Tax Adjustment Notice") not less than ten (10) Days prior to TCO's regular dividend date immediately succeeding the TCO Information Notice in respect of a Tax Adjustment Amount, of the Tax Adjustment Amount for such Partnership Fiscal Year, (iii) after a TCO Information Notice in respect of a Minimum Distribution Amount Adjustment for the prior Fiscal Year, which TCO Information Notice shall be given not later than December 15 of the current Partnership Fiscal Year, advise the Managing General Partner, by written notice given not later than ten (10) Days after the date of such TCO Information Notice, (a "Minimum Distribution Amount Adjustment Notice") of the Minimum Distribution Amount Adjustment for such prior Partnership Fiscal Year, and (iv) after a TCO Information Notice, in respect of TCO's obligation to declare and pay a deficiency dividend pursuant to Section 860(f)(1) of the Code as a result of a determination (as defined in Section 860(e) of the Code), advise the Managing General Partner by written notice (the "Deficiency Dividend Notice") of the Deficiency Dividend for such Partnership Fiscal Year.

Section 6.5    Master Services Agreement and Corporate Services Agreement;
Engagement of Partners' Affiliates.

The Managing General Partner shall manage and perform, or employ or engage others, including one or more Affiliates of a Partner (e.g., TTC), to manage and perform all activities and services in furtherance of the purposes of the Partnership including, without limitation, seeking Development Opportunities, and Regional Centers, and further including without limitation, all activities and services in respect of Development Opportunities, all activities and services in respect of the expansion, reconstruction, repair, renovation, or alteration of Regional Centers and/or the development of any Peripheral Property, and all other activities and services in respect of the management, administration, leasing, financing, refinancing, development, improvement, acquisition and disposition of Regional Centers. The Partnership has heretofore entered into the Master Services Agreement. In addition, the Partnership may provide in the partnership agreement, limited liability company agreement, or other agreement forming or covering an Owning Entity or in separate agreements entered into between an Owning Entity and TTC, which agreements may include an Owning Entity Agreement, for such terms, provisions, and conditions, and compensation to TTC, all in respect of the activities of TTC for the benefit of a Development Opportunity or a Regional Center, as shall be determined by the Managing General Partner, and TTC or as shall be available pursuant to negotiations with Third Parties having an interest in such Development Opportunity or Regional Center. The compensation to be paid to TTC, as applicable, as well as all reimbursements for or in respect of services rendered to the Partnership shall be as provided in the Master Services Agreement, an Owning Entity Agreement, or other applicable agreement forming or covering an Owning Entity. The Partnership has heretofore entered into the Corporate Services Agreement, as amended, pursuant to which TCO has engaged TTC to assist with, implement and effect the actions to be taken by TCO as the Managing General Partner, and to do or perform those matters to be done or performed by TCO as the Managing General Partner in accordance with the terms and provisions of this Agreement.

Section 6.6	Absence of Authority of Non-Managing Partners; Limited Rights of Parity Preferred Partners.

(a)    Except as specifically provided in this Agreement, the Non-Managing Partners and the Parity Preferred Partners, as such, shall take no part in, nor have the right to take part in, nor interfere in, nor have the right to interfere or participate in, in any manner, the conduct or control of the business of the Partnership or have any right or authority to act for or on behalf of the Partnership.

(b)    The Parity Preferred Partners shall have only the following rights as to all matters in respect of the Partnership, including, without limitation, as to its constituency, properties, and operations: (i) rights of notice, inspection, and reports as provided generally to Partners in accordance with Sections 1.2, 1.3, 1.4, 5.5, 5.7(a), and 6.10 hereof, (ii) rights of distributions and allocations as provided in Sections 5.1, 5.2(a)(i), and 11.1(a)(5) hereof, and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series, (iv) rights of Transfer as provided in Sections 8.1(a) and 8.1(c) hereof and in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series, and (v) such other rights as are provided in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series. No Parity Preferred Partner shall have any right to Series B Preferred Stock (as defined in the Restated Articles of Incorporation of TCO, as amended).

Section 6.7     Fidelity Bonds and Insurance.

The Partnership shall obtain fidelity bonds with reputable surety companies, covering all Persons having access to the Partnership funds, indemnifying the Partnership against loss resulting from fraud, theft, dishonesty, and other wrongful acts of such Persons. The Partnership shall carry or cause to be carried on its behalf, with companies and in amounts determined by the Managing General Partner all property, liability, and workers' compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes by which the Partnership or its properties are bound, as well as such additional insurance and coverages as the Managing General Partner, shall from time to time propose or approve.

Section 6.8    Execution of Legal Instruments.

All legal instruments affecting the Partnership or Partnership property need be executed by, and only by, that Person or those Persons (who need not be Partners) designated in writing by the Managing General Partner and such designated Person's(s') signature(s) shall be sufficient to bind the Partnership and its properties.

Section 6.9     Indemnity and Reimbursement; Advancement of Expenses and Insurance.

(a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify, defend, and hold harmless each Indemnified Person from any claim, demand, or liability, and from any loss, cost, or expense including, without limitation, attorneys' fees and court costs, which may be asserted against, imposed upon, or suffered by such Indemnified Person by reason of any act performed for or on behalf of the Partnership, or in furtherance of the Partnership's business, to the extent authorized hereby, or by reason of any omission, except for any act or omission that constitutes a breach of a duty of loyalty, any act or omission not in good faith or which involves intentional misconduct or a Knowing violation of law, and provided that with respect to any criminal action or proceeding, such Indemnified Person had no reasonable cause to believe its or his conduct was unlawful, and provided further that no indemnification shall be made in respect of any claim, demand, or liability, or for any loss, cost, or expense, as to which such Indemnified Person shall have been adjudged to be liable to the Partnership unless and only to the extent that a court shall determine, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity. Each Indemnified Person shall not have any personal liability to the Partnership or its Partners for monetary damages for breach of fiduciary duty except (i) for a breach of a duty of loyalty, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law. Any indemnity under this Section 6.9(a) shall be provided out of and to the extent of Partnership assets only, and only with respect to amounts actually and reasonably incurred, and no Partner shall have any personal liability on account thereof.

(b)    Expenses (including attorneys' fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit, or proceeding relating to any action or omission in respect of the Partnership shall be paid by the Partnership in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Partnership.

(c)    The Partnership may purchase and maintain insurance, as determined by the Managing General Partner in respect of each Indemnified Person against any liability relating to any act or omission in respect of the Partnership, whether or not the Partnership may indemnify such Indemnified Person against such liability.

(d)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.9 shall survive the liquidation, dissolution and termination of the Partnership and the termination of this Agreement, shall continue as to any Person who has terminated his relationship with the Partnership and shall inure to the benefit of such Person's heirs, executors and administrators and shall, to the extent permitted by the Partnership Law, be binding on the Partnership's successors and assigns.

Section 6.10     Tax Matters Partner.

(a)    As used in this Agreement, "Tax Matters Partner" has the meaning set forth in Section 6231(a)(7) of the Code. The Managing General Partner is hereby designated Tax Matters Partner for the Partnership. The Tax Matters Partner shall comply with the requirements of Sections 6221 through 6233 of the Code applicable to a Tax Matters Partner and shall be responsible for representing the Partnership in all dealings with any state, local, or foreign tax authority. To the fullest extent permitted by law, the Partnership shall and does hereby indemnify, defend, and hold harmless the Tax Matters Partner from any claim, demand, or liability, and from any loss, cost, or expense including, without limitation, attorneys' fees and court costs, which may be asserted against, imposed upon, or suffered by the Tax Matters Partner by reason of any act performed for or on behalf of the Partnership in its capacity as Tax Matters Partner to the extent authorized hereby, or by reason of any omission, except acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law. Any indemnity under this Section 6.10(a) shall be provided out of and to the extent of Partnership assets only, and only with respect to amounts actually and reasonably incurred, and no Partner shall have any personal liability on account thereof. The indemnity provided in this Section 6.10 shall survive the liquidation, dissolution, and termination of the Partnership and the termination of this Agreement and shall, to the extent permitted by the Partnership Law, be binding on the Partnership's successors and assigns.

(b)    The Tax Matters Partner shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Partners as provided in Section 6223 of the Code, provided that each Partner shall furnish the Tax Matters Partner with all such information (including information specified in Section 6230(e) of the Code) as is required with respect to such Partner for such purpose.

VII.

OTHER VENTURES.

The Partners acknowledge and agree that each of them and their respective constituents and Affiliates may have interests in other present or future ventures, of whatever nature, including real estate, and further including without limitation, ventures that are competitive with the Partnership and that, notwithstanding its status as a Partner in the Partnership, a Partner and their respective constituents and Affiliates shall be entitled to obtain and/or continue their respective individual participation in all such ventures without (i) accounting to the Partnership or the other Partners for any profits with respect thereto, (ii) any obligation to advise the other Partners of business opportunities for the Partnership which may come to its or its constituents' or Affiliates' attention as a result of its or its Affiliates' or constituents' participation in such other ventures or in the Partnership, and (iii) being subject to any claims whatsoever on account of such participation.

VIII.

TRANSFERS OF UNITS OF PARTNERSHIP INTEREST;
SUBSTITUTION OF PARTNERS; ADDITIONAL PARTNERSHIP
INTERESTS; CONVERSION OF PARTNERSHIP INTERESTS.

Section 8.1     Transfers.

(a)No Partner may Transfer all or any portion of its Partnership Interest or, if such Partner is an entity (other than TCO and other than a Qualified Institutional Transferee that is not a QIT Entity), permit a Transfer of an interest in such Partner, to any Person except as specifically permitted in this Article VIII.

(b)    A Partner (other than TCO or a Parity Preferred Partner) may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest) to any other Partner (other than a Parity Preferred Partner), or to one (1) or more members of such Partner's Immediate Family, or to a Family Trust with respect to such Partner, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, or, in the event that a Partner is a partnership, or other entity (other than TCO and other than a Qualified Institutional Transferee that is not a QIT Entity), to one (1) or more of the constituent partners, or owners of such Partner or other entity, or to one (1) or more members of the respective Immediate Families or Family Trusts of the constituent partners, or owners of such Partner or other entity, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, provided that, in each case, the Managing General Partner has determined by written notification (a "Transfer Determination"), to the transferring Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within seven (7) Business Days of the date of notice thereof to the Partnership, that either (A) such Transfer will not cause (i) any lender of the Partnership or an Owning Entity to hold in excess of ten percent (10%) of the Percentage Interests or any other percentage of the Percentage Interests that would, pursuant to the Regulations under Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt or (ii) a violation of any partnership agreement or other document forming or governing an Owning Entity, or (B) the Managing General Partner has determined to waive such requirement in its reasonable discretion, after having determined that the Transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of the Partnership Law, or any other law to which the Partnership or an Owning Entity is subject.

In addition to the foregoing, in the event that a Partner is a partnership or other entity (other than the Managing General Partner and other than a Qualified Institutional Transferee that is not a QIT Entity), such Partner may permit a Transfer of an interest in such Partner to any constituent partner or owner of such Partner, to one (1) or more members of any constituent partner's or owner's Immediate Family or a Family Trust with respect to any constituent partner or owner, to a Family Trust of a member of the Immediate Family of any constituent partner or owner of such Partner, to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to any Partner (other than a Parity Preferred Partner), provided that, in each case, the Managing General Partner has made a Transfer Determination prior to the proposed Transfer.

Further, in connection with a financing transaction, any Record Partner (other than TCO) may pledge some or all of the Units of Partnership Interest that such Record Partner owns on the effective date of the pledge (the “Pledge Units”) to any Person (the “Pledgee”), subject to the restrictions set forth in this paragraph of Section 8.1(b). Before effecting the pledge of any Pledge Units, the pledging Partner must first receive a Transfer Determination with respect to the pledge, and the Pledgee must irrevocably agree, pursuant to a written instrument acceptable to the Managing General Partner, that (A) unless (i) the Pledgee is a Person described in the preceding paragraphs of this Section 8.1(b) as a Person to whom a Partner may Transfer its Partnership Interest (a “Permitted Transferee”) and (ii) the Managing General Partner has agreed, in writing, to the admission of the Pledgee as a substitute Partner with respect to some or all of the Pledge Units upon a default under the loan to be secured by the pledge of Pledge Units, (B) the Pledgee (1) shall not, at any time, have or exercise any rights as a Partner with respect to any of the Pledge Units (including any right to consent or vote with respect to any matter affecting the Partnership), other than (a) the right to receive any distributions from the Partnership that are or may be payable with respect to the Pledge Units as and when the same become payable and (b) the right to receive the return of any contribution to which the pledging Partner would be entitled with respect to the Pledge Units, and (2) shall not, upon the pledging Partner's default or otherwise, have any right (or claim or attempt to exercise any right) to Transfer (or cause the Transfer of) the Pledge Units (or any interest in the Pledge Units) other than to TCO in exchange for Equity Shares or another Permitted Transferee.

(c)    The Partnership shall have the right to redeem the Parity Preferred Equity of a given series in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions for such series. Each Parity Preferred Partner shall have the right to exchange such Partner's Parity Preferred Equity of a given series for shares of the Parity Related Issue in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to such series. A Parity Preferred Partner owning a series of Parity Preferred Equity may Transfer its Parity Preferred Equity and right to any Parity Preferred Return only to TRG and/or TCO pursuant to the foregoing provisions of this Section 8.1(c) and in accordance with the Designation, Distribution, Redemption, Exchange, and Consent Provisions relating to the applicable series.

In the event of the redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Parity Related Issue through the issuance of common equity, TCO shall convert its Parity Preferred Equity (or a portion thereof) (exclusive of any accrued but unpaid dividends) to an Additional Interest by contributing to the capital of the Partnership all of its right, title, and interest, in and to the payment of any future Parity Preferred Return on that portion of the converted Parity Preferred Equity, with the effect that the portion of the converted Parity Preferred Equity and related right to the payment of any future Parity Preferred Return shall be converted to an Additional Interest in accordance with Section 8.4(a) hereof, such Additional Interest to be provided by a proportionate reduction in the Percentage Interests of all of the Partners, as provided in Section 8.4(a) hereof. Any such redemption shall be effected so that, following such redemption, the number of Units of Partnership Interest then held by TCO shall equal in value the number of shares of TCO's common stock then outstanding. Upon and to the extent of the conversion of Preferred Equity to Additional Interests in accordance with this Section 8.1(c), the Partnership Interest Ledger shall be updated accordingly. In the event of a redemption by TCO, in whole or in part, of any series of preferred shares that constitutes a Parity Related Issue through the issuance of preferred equity, TCO shall convert that portion of its Parity Preferred Equity equal to the portion of the Parity Related Issue that was redeemed (exclusive of any accrued but unpaid dividends) by appropriate amendment, whether by Annex or otherwise, to Parity Preferred Equity having terms equivalent to the newly issued preferred equity through which the Parity Related Issue was redeemed. Upon and to the extent of the conversion of any portion of a Parity Preferred Equity Balance to Additional Interests in accordance with this Section 8.1(c), the Partnership Interest Ledger shall be updated accordingly.

(d)    TCO may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest) to, and only to, the Partnership or to any other Partner(s) or to any Qualified Institutional Transferee(s) provided that TCO retains at least a thirty percent (30%) Percentage Interest in the Partnership. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Transfer (other than a Transfer to an existing General Partner or to the Partnership) of a portion of TCO's Partnership Interest pursuant to this Section 8.1(d), such Partnership Interest (or a portion thereof) shall immediately convert to a Partnership Interest as a limited partner in the Partnership, which transferee, subject to the provisions of Section 8.2 hereof, shall have and be subject to all of the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. In the event of a conversion of a portion of TCO's Partnership Interest pursuant to this Section 8.1(d), without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect the foregoing.

(e)    Transfers of ownership interests in TCO and in any Qualified Institutional Transferee (other than a QIT Entity) as well as the change in a trustee of any trust that is a Partner or of any trust that holds an interest in any Partner may be made without restriction by the terms of this Agreement. Without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect any such Transfer or, if necessary, change in trustee.

(f)    Notwithstanding the provisions of Section 8.1(b) hereof, in the event a Parity Preferred Partner desires to Transfer its Partnership Interest to a Qualified Institutional Transferee, it may do so provided that it has obtained the prior written consent of each Appointing Person, which consent may be withheld in its sole and absolute discretion, and provided that the Managing General Partner has issued a Transfer Determination or waived such requirement all in accordance with Section 8.1(b) hereof.

(g)    In the event that the Managing General Partner is unable to provide a Transfer Determination to a Partner in accordance with this Section 8.1, upon request of such Partner, the Managing General Partner may provide a conditional Transfer Determination (a "Conditional Transfer Determination"), which Conditional Transfer Determination shall be subject to such terms and conditions as the Managing General Partner shall determine and so state in the Conditional Transfer Determination.

(h)    Any action contrary to the provisions of this Article VIII shall be null and void and ineffective for all purposes.

Section 8.2     Substitution of Partners.

Regardless of compliance with any of the provisions hereof (including, without limitation, the provisions of Section 8.1 and Article IX hereof) permitting a Transfer of a Partnership Interest, no Transfer (except by way of a Pledge) of a Partnership Interest shall be recognized by or be binding upon the Partnership unless:

(i)    such instruments as may be required by the Partnership Law or other applicable law to effect the continuation of the Partnership and the Partnership's ownership of its properties are executed and delivered and/or filed;

(ii)    a certification that the assignee, or if the assignee is an entity, such entity and each of its beneficial owners, is not specified as a “specially designated national” by the Office of Foreign Assets Control is delivered;

(iii)    if the assignee holds Units of Partnership Interest, the assignee delivers to the Partnership a Partnership Interest Certificate evidencing the number of Units of Partnership Interest which are the subject of the Transfer, and in the case of each assigning Partner whether or not it holds Units of Partnership Interest, the assignee delivers to the Partnership a duly executed and acknowledged written instrument of assignment, which instrument of assignment binds the assignee to all of the terms and conditions of this Agreement as if the assignee were a signatory party hereto and does not release the assignor from any liability or obligation (accrued to the date of Transfer) of or in respect of the Partnership Interest which is the subject of the Transfer;

(iv)    the instrument of assignment is manually signed by the assignee and assignor with such proof of authenticity of the signatures as the Managing General Partner may reasonably require; and

(v)    in the event that such assignee is not then a Partner in the Partnership, the Managing General Partner shall have consented (which consent may be withheld for any reason or for no reason) in writing to the admission of the assignee as a substitute partner (in respect of the Partnership Interest acquired) in the Partnership.

An assignee of a Partnership Interest pursuant to a Transfer permitted in this Agreement may, subject to the provisions of this Article VIII, be admitted as a partner in the Partnership in the place and stead of the assignor Partner in respect of the Partnership Interest acquired from the assignor Partner and shall, except as otherwise specifically provided in this Agreement, have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Partner, including, without limitation, the liability of the assignor Partner for any existing unperformed obligations of the assignor Partner. In the event that a Partner pledges or proposes to pledge its Partnership Interest or any portion thereof (but not less than one (1) Unit of Partnership Interest) in connection with a financing transaction, such Partner may request that the Managing General Partner consent in writing, at the time of the financing transaction or in contemplation thereof, to the admission of a pledgee or pledgees (or transferee(s) upon the foreclosure or like action in respect of such Pledge) as a substitute partner(s) in the Partnership (which consent may be withheld for any reason or for no reason). Each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such substitute partners as herein provided.

Section 8.3     Failure or Refusal to Grant Consent.

(a)    The Managing General Partner's failure or refusal to grant its consent to the admission of an assignee as a substitute Partner in the Partnership as provided in clause (iv) of Section 8.2 hereof, shall not affect the validity or effectiveness of any such instrument as an assignment by the assignor to the assignee of the right to receive the share of the Profits or Losses or other items, or distributions from the Partnership, or the return of the contribution to which such assignor would be entitled and which was thereby assigned, provided that such assignor has received a Transfer Determination from the Managing General Partner in accordance with Section 8.1(b) hereof in respect of such Transfer, and a duly executed and acknowledged written instrument of assignment in form reasonably satisfactory to the Managing General Partner, the terms of which are not in contravention of any of the provisions of this Agreement, and which terms shall contain appropriate indemnifications in favor of the Partnership with respect to distributions and other matters as the Managing General Partner may reasonably require, is filed with the Partnership; provided, however, that the assignor shall continue to be a Partner for all purposes of the Partnership, except that the assignee (and not the assignor) shall be considered to hold the interest (and the related Units of Partnership Interest) assigned for purposes of exercising all rights of approval under this Agreement.

(b)    An assignee of any portion of or an interest in a Partnership Interest (an “Assigned Interest”) pursuant to a Transfer with respect to which a Transfer Determination has been granted that has not, for any reason, been admitted as, or become, a partner in the Partnership in the place and stead of an assignor Partner (the “Original Assignor”) in respect of the Assigned Interest, may, by prior written notice to the Managing General Partner, assign the Assigned Interest, in accordance with and subject to the provisions of this Article VIII in all respects as if or with the same effect as if such assignee were a Partner, and in the event that any subsequent assignee is admitted as a substitute partner in accordance with and subject to Section 8.2 hereof, the Original Assignor, simultaneously with such subsequent assignment, shall Transfer all of its remaining right, title, and interest in the Partnership Interest relating to the Assigned Interest, to the Partner acquiring the Assigned Interest, which Partner shall act and be the partner in respect of the Assigned Interest in the place and stead of the Original Assignor. Each assignor Partner, on behalf of itself and its permitted successors and assigns, hereby agrees to enter into an appropriate amendment to this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect the foregoing.

Section 8.4    Issuance of Additional Interests to TCO and Other Persons or of Incentive
Interests to Certain Persons.

(a)    At any time after the Effective Date, the Managing General Partner, subject to (i) Section 6.1(b) hereof, (ii) a determination in accordance with the Transfer Determination provisions of Section 8.1(b) hereof in respect of the issuance of additional Partnership Interests, (iii) receipt of a certification that the

Person to be issued an interest in the Partnership (or if such Person is an entity, such entity and each of its beneficial owners) is not specified as a “specially designated national” by the Office of Foreign Assets Control, and (iv) a determination that such issuance will be in the best interests of the Partnership, may cause the Partnership to issue additional Partnership Interests in the Partnership to and, if desired, admit as a Partner in the Partnership, any Person including TCO (herein referred to as an "Additional Interest") in exchange for the contribution to the Partnership by such Person of development or other venture opportunities, interests in development or other venture opportunities, regional shopping center developments, interests in regional shopping center developments, cash, cash equivalents and/or other assets, as determined by the Managing General Partner in accordance with Section 3.1 hereof. In the event that an Additional Interest is issued by the Partnership pursuant to this Section 8.4(a), such Additional Interest shall be provided by a proportionate reduction in the Percentage Interests of all of the Partners. The Managing General Partner shall be authorized on behalf of each of the Partners to amend this Agreement and the Certificate of Limited Partnership (if required by the Partnership Law), to reflect the admission of an additional partner or an increase in the Percentage Interest of a Partner, as applicable, and the corresponding reduction in the Percentage Interests of the Partners.

(b)    At any time and without the consent of any Partner, the Managing General Partner, subject to a determination by the Managing General Partner in accordance with the Transfer Determination provisions of Section 8.1(b) hereof in respect of the issuance of additional Partnership Interests, may cause the Partnership to issue, pursuant to an Incentive Option Plan, Partnership Interests (herein referred to as an "Incentive Interest") to and, if desired, admit as Partners in the Partnership, Persons upon exercise of the Incentive Options in exchange for the contribution to the capital of the Partnership of the exercise price, in accordance with the Incentive Option Plan governing such grant. In the event that any individual that is granted an Incentive Option is not permitted to be a partner in the Partnership as a result of Section 8.1(b) hereof, and is not prohibited from acquiring additional Equity Shares pursuant to the provisions of TCO's Articles of Incorporation, as the same may be amended from time to time, such individual shall assign to TCO its rights under the Incentive Option Plan in exchange for Equity Shares prior to the actual issuance of such Partnership Interest to such individual. In the event that an Incentive Interest is issued by the Partnership pursuant to this Section 8.4(b), such Incentive Interest shall be provided by a proportionate reduction in the Percentage Interests of all of the Partners. The Managing General Partner shall be authorized on behalf of each of the Partners to amend this Agreement and the Certificate of Limited Partnership (if required by the Partnership Law), to reflect the admission of an additional limited partner and the corresponding reduction in the Percentage Interests of all of the Partners.

Section 8.5     Conversion of Partnership Interests.

TG and TCO shall each remain a General Partner of the Partnership. In the event that TCO acquires all or a portion of the Partnership Interest of a Limited Partner, such Partnership Interest shall, without any further action, automatically convert to a general partner's Partnership Interest in the Partnership; provided, however, that without the approval, consent or act of any Partner, the Managing General Partner may amend this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect the foregoing.

IX.

WITHHOLDING.

If any local, state, federal, or foreign law or regulation requires or permits the Partnership to withhold tax attributable to allocations of Profits or items of the foregoing or distributions to a Partner or if the Managing General Partner in its discretion, determines it to be in the best interest of the Partnership to withhold amounts in connection with a Partner's tax liability (e.g., to file a unified state income tax return for nonresidents of a particular state) (all such amounts being herein referred to collectively as the "Additional Tax"), any Additional Tax shall (i) be withheld from cash otherwise currently distributable to such Partner, and (ii) to the extent cash is not distributable to such Partner for the taxable period as to which such withholding is required, be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the Partnership's cost of funds, and the portion of all cash subsequently distributable to such Partner shall, to the extent of the unpaid principal amount of, and the accrued interest on, such loan, be retained by the Partnership and applied against such loan.

For the purpose of determining a Partner's Capital Account, any amount of cash allocable to a Partner that is retained by the Partnership pursuant to this Article IX shall be treated as if such cash had been actually distributed to such Partner.

X.

DISABLING EVENT OR EVENT OF WITHDRAWAL IN RESPECT

OF A PARTNER; SUCCESSION OF INTERESTS.

Section 10.1     Disabling Event or Event of Withdrawal in Respect of a Partner.

(a)    For purposes of this Article X:

(1)    a "Disabling Event" means, with respect to a Partner, such Partner's (A) in the case of a Partner that is a natural person, death, (B) Bankruptcy, (C) in the case of a Partner who is a natural person, the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property, (D) in the case of a Partner who is acting as a Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee), (E) in the case of a Partner that is a separate partnership or limited liability company, the dissolution and commencement of winding up of the separate partnership or limited liability company, or (F) in the case of a Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of ninety (90) Days after the date of notice to the corporation or revocation without a reinstatement of its charter;

(2)    a "Disabled Partner" or the "Disabled General Partner" or the "Disabled Limited Partner" means a Partner (General or Limited, as the case may be) who has suffered a Disabling Event or an Event of Withdrawal;

(3)    a "Representative" means, with respect to a Disabled Partner, (A) the personal representative(s), executor(s), or administrator(s) of the estate of a deceased Partner, and (B) the committee or other legal representative(s) of the estate of an insane, incompetent, or Bankrupt Partner;

(4)    a "Successor" means, with respect to a Disabled Partner, the legal representative(s) or successor(s) of a corporation, partnership or other business organization, or trust or other entity which is dissolved (without timely reconstitution or continuation) or terminated or whose legal existence has ceased; and

(5)    "Event of Withdrawal" means, with respect to a Partner, such Partner's retirement, resignation, other withdrawal from the Partnership pursuant to the Partnership Law or any other event (which is not a Disabling Event) that causes a Partner to cease to be a Partner under the Partnership Law.

(b)    Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of a General Partner, provided that there is a General Partner remaining, the Partnership shall not dissolve but shall be continued in accordance with this Agreement, and the Partnership Interest of the Disabled General Partner shall automatically become that of a limited partner except to the extent such Disabled General Partner, at such time or any time thereafter, assigns its Partnership Interest to another General Partner, subject to the provisions of Section 8.1 hereof; and such Disabled General Partner or Successor shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of the last remaining General Partner, the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if within ninety (90) Days after such Disabling Event or Event of Withdrawal all Partners (other than any Parity Preferred Partner) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Disabling Event or Event of Withdrawal, of one (1) or more general partners of the Partnership as successor general partner(s) (“Successor General Partner”) to act as, and be in all respects under this Agreement, a general partner. If any such election is made, the Partnership shall continue pursuant to this Agreement for the term provided in Section 1.5 hereof, and the Partnership Interest of the Disabled General Partner in the Partnership (except to the extent such interest is held by the Successor General Partner) shall automatically become that of a limited partner; and

such Representative or Successor to the Disabled General Partner (subject, in the case of a Representative or Successor, to Sections 8.1 and 8.2 hereof) shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise (except to the extent a Successor to the Disabled General Partner shall be the Successor General Partner) shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. In the event of the selection of a Successor General Partner, as provided in this Section 10.1(b), (1) each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such Successor General Partner as herein provided; and (2) the then Partners shall execute and deliver such instruments and documents, and shall take such actions, as shall be necessary or advisable, in the sole and absolute discretion of the Successor General Partner to carry out the provisions of this Article X, including, but not limited to, (x) the execution of conformed counterparts of this Agreement, amendments to this Agreement, and/or an amended limited partnership agreement, (y) the execution and filing of certificates of discontinuance, assumed or fictitious name certificates, certificates of co-partnership, and/or certificates of limited partnership, and/or amended certificates of limited partnership, and (z) the execution of such instruments and documents (including, but not limited to, deeds, bills of sale, and other instruments of conveyance and/or assignments of Partnership Interest) as shall be necessary or advisable to effect any necessary transfer (nominal or otherwise) of the property, assets, investments, rights, liabilities, and business of the Partnership or of a Partnership Interest and/or to accomplish the purpose and intent of this Article X. In the event that a Partner shall fail to execute any such instruments or documents or fail to take any such actions, when requested to do so by the Successor General Partner, the Successor General Partner and/or any Person designated by the Successor General Partner, as attorney-in-fact for each of the Partners, shall have the right and power for, on behalf of, and in the name of each of the Partners to execute any and all instruments and documents and take any and all such actions.

(c)    The occurrence of a Disabling Event or an Event of Withdrawal in respect of a Limited Partner shall not, in and of itself, dissolve the Partnership. Subject to the provisions of Section 8.1 hereof, in the event of a Disabling Event or an Event of Withdrawal in respect of a Limited Partner, the Disabled Limited Partner or its Representative or Successor, upon compliance with the provisions of Section 8.2 hereof, shall remain or be admitted as a limited partner in the Partnership and shall have all the rights of the Disabled Limited Partner as a limited partner in the Partnership to the extent of the Disabled Limited Partner's Partnership Interest, subject to the terms, provisions, and conditions of this Agreement.

Section 10.2     References to "Partner" and "Partners" in the Event of Successors.

In the event that any Partner's Partnership Interest is held by one or more successors to such Partner, references in this Article X to "Partner" and "Partners" shall refer, as applicable and except as otherwise provided herein, to the collective Partnership Interests of all successors to the Partnership Interest of such Partner.

Section 10.3    Waiver of Dissolution if Transfer is in Full Compliance with Agreement;
Negation of Right to Dissolve Except as Herein Provided; No Withdrawal.

(a)    Each of the Partners hereby waives its right to terminate or cause the dissolution and winding up of the Partnership (as such right is or may be provided under the Partnership Law) upon the Transfer of any Partner's Partnership Interest.

(b)    No Partner shall have the right to terminate this Agreement or dissolve the Partnership by such Partner's express will.

(c)    No Partner shall have any right to retire, resign, or otherwise withdraw from the Partnership and have the value of such Partner's Partnership Interest ascertained and receive an amount equal to the value of such Partnership Interest.

(d)    In the event of an Event of Withdrawal in respect of a Partner in breach of this Agreement but pursuant to such Partner's statutory powers under the Partnership Law, to the extent that such powers exist in the face of a prohibition against withdrawal in this Agreement, then the value of such Partner's Partnership Interest shall be ascertained in accordance with the Partnership Law, and such Partner shall receive from the Partnership in exchange for the relinquishment of such Partner's Partnership Interest an amount equal to the lesser of (i) the value of such Partner's Partnership Interest as so determined less any damages incurred by the Partnership as a result of such Partner's breach of this Agreement, and (ii) ninety percent (90%) of the value of such Partner's Partnership Interest as so determined. In no event shall a Partner be considered to have withdrawn from the Partnership solely as a result of such Partner having suffered a Disabling Event.

XI.
TERMINATION OF THE PARTNERSHIP,
WINDING UP, AND LIQUIDATION.

Section 11.1    Liquidation of the Assets of the Partnership and Disposition of the
Proceeds Thereof.

(a)     Upon the dissolution of the Partnership, the Managing General Partner, or in the event that the Managing General Partner has suffered a Disabling Event or an Event of Withdrawal and there are one or more remaining General Partners, such remaining General Partner(s), or in the event that there is no remaining General Partner, a Person selected by those Partners holding in the aggregate a Percentage Interest of in excess of fifty percent (50%) (the Managing General Partner or such Person so selected is herein referred to as the "Liquidator"), shall proceed to wind up the affairs of the Partnership, liquidate the property and assets of the Partnership, and terminate the Partnership, and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

(1)    to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by making a reasonable provision for payment) other than obligations of the Partnership to the Partners and liabilities for distribution to Partners on account of their respective interests in the Partnership; and then

(2)    to the satisfaction of all obligations of the Partnership to Partners other than the Guaranteed Payment and other than any Parity Preferred Return; and then

(3)    to TCO in an amount equal to any accrued but unpaid Guaranteed Payment (proportionate among each series); and then

(4)    to TCO in an amount equal to that portion of its Capital Account attributable to its Preferred Equity (proportionate among each series); and then

(5)    to the Parity Preferred Partners, if any, in an amount equal to their respective Parity Preferred Equity Balances (proportionate with respect to the amount of such balances among each series); and then

(6)    to the Partners in accordance with and in proportion to their positive Capital Account balances. For this purpose, the determination of the Partners' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items in the nature of income, gain, expense, or loss under Section 5.1 hereof, and all distributions to the Partners pursuant to Section 5.2(a), Section 5.2(b), Section 5.3, Section 11.1(a)(4), and Section 11.1(a)(5) hereof, in each case for all Partnership Fiscal Years through and including the Partnership Fiscal Year of liquidation. Subject to the provisions of clause (1) of this Section 11.1(a), all distributions pursuant to this Section 11.1(a) shall be made by the end of the Partnership Fiscal Year of liquidation (or if later, within ninety (90) Days after the date of such liquidation).

(b)    Subject to the requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2), a reasonable time shall be allowed for the orderly liquidation of the property and assets of the Partnership and the payment of the debts and liabilities of the Partnership in order to minimize the losses normally attendant upon a liquidation.

(c)    Each Partner hereby appoints the Liquidator as its true and lawful attorney-in-fact to hold, collect, and disburse, in accordance with this Agreement, the applicable requirements of Regulations Section 1.704-1(b), and the terms of any receivables, any Partnership receivables existing at the time of the termination of the Partnership and the proceeds of the collection of such receivables, including those arising from the sale of Partnership property and assets. Notwithstanding anything to the contrary in this Agreement, the foregoing power of attorney shall terminate upon the distribution of the proceeds of all such receivables in accordance with the provisions of this Agreement.

(d)    Notwithstanding anything to the contrary contained in this Agreement, if a General Partner or any Limited Partner which, by written notice to the Partnership, in its sole discretion, elects to be bound by this Section 11.1(d) shall have a negative balance in its Capital Account upon liquidation of the Partnership or upon liquidation of its Partnership Interest, after giving effect to the allocation of all Profits, Losses, gain or loss and items of the foregoing under Section 5.1 hereof and all distributions to the Partners pursuant to Section 5.2 hereof in each case for all Partnership Fiscal Years through and including the Partnership Fiscal Year of such liquidation, such Partner shall be obligated to make an additional capital contribution to the Partnership by the end of the Partnership Fiscal Year of liquidation (or, if later, within ninety (90) Days after the date of such liquidation), in an amount sufficient to eliminate the negative balance in its Capital Account. For purposes of this Section 11.1(d), "liquidation" shall be as defined in Regulations Section 1.704-1(b)(2)(ii)(g).

(e)    In connection with a liquidation of a Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) that is not in connection with a liquidation of the Partnership, distributions to such Partner shall be made in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

Section 11.2     Cancellation of Certificates.

After the affairs of the Partnership have been wound up, the property and assets of the Partnership have been liquidated, and the proceeds thereof have been applied and distributed as provided in Section 11.1(a) hereof and the Partnership has been terminated, appropriate Persons shall, if required by law, execute and file a certificate of dissolution or cancellation of the Certificate of Limited Partnership and/or assumed or fictitious name certificate (or a similar writing) to effect the cancellation, of record, of the certificate(s) of partnership of the Partnership (or similar writing), and the Partnership Interest Certificates.

Section 11.3     Return of Capital.

Except as otherwise provided in Section 11.1(d) hereof, anything in this Agreement to the contrary notwithstanding, no General Partner shall be personally liable for the return of the capital contributions or Capital Account of any Partner, or any portion thereof, it being expressly understood that any such return shall be made only from and to the extent of Partnership assets.

XII.

POWER OF ATTORNEY.

Each Partner hereby constitutes and appoints the Managing General Partner and any Person or Persons designated or delegated by the Managing General Partner its true and lawful attorney-in-fact with full power of substitution, and with power and authority to act in its name and on its behalf, to make, execute and deliver, swear to, acknowledge, file, and record:

(a)    this Agreement (and copies hereof) and amendments hereto or restatements hereof adopted pursuant to the provisions hereof (including, without limitation, any such amendment required upon the admission of a substitute or additional partner, the continuation of the Partnership, the formation of a successor partnership, or the doing of any act requiring the amendment of this Agreement under the Partnership Law or under the applicable laws of any other jurisdiction in which the Managing General Partner deems such action to be necessary or desirable, or by any regulatory agency) and, upon termination of the Partnership (or its successor), a certificate or agreement of dissolution and termination, as and if the same may be required by applicable law, or by any regulatory agency;

(b)    the Certificate of Limited Partnership (and copies thereof) and any amendments thereto or restatements thereof adopted pursuant to the provisions hereof (including, without limitation, any amendment required upon the admission of a substitute or additional partner, the continuation of the Partnership, the formation of a successor partnership, or the doing of any act requiring the amendment of the Certificate of Limited Partnership under applicable law or regulatory agency, or the filing of a new or restated or amended Certificate of Limited Partnership (or amendment thereto) after the filing of a Certificate of Discontinuance or Dissolution or Termination, a cancellation, or the like, to evidence a new or changed constituency of, or a termination of, the Partnership, as the Managing General Partner deems said filing to be necessary or desirable);

(c)    any certificate of fictitious or assumed name and any amendment thereto, if required by law;

(d)    any other certificates or instruments as may be required under applicable laws or by any regulatory agency, as the Managing General Partner, deems necessary or desirable;

(e)    all such other instruments as the Managing General Partner deems necessary or desirable and not inconsistent with this Agreement to carry out the provisions hereof in accordance with the terms hereof, including, without limitation, to execute and issue Partnership Interest Certificates in accordance with Section 4.7 or Section 13.18 hereof; and

(f)    any document(s) to confirm the foregoing. Such attorney-in-fact shall, as such, have the right, power, and authority as such to amend or modify this Agreement and all certificates and the like required when acting in such capacity, so long as such amendment, modification, and/or filing is(are) specifically permitted by this Agreement.

The power of attorney granted in this Article XII (and each other power of attorney granted under or pursuant to this Agreement) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the Transfer by a Partner of his Partnership Interest and shall survive his insanity, disability, incapacity, incompetency, Bankruptcy, and death and may be exercised by the attorney-in-fact by his signature on behalf of all Partners.

XIII.

MISCELLANEOUS.

Section 13.1     Notices.

(a)    Any and all notices, approvals, directions, consents, offers, elections, and other communications (herein sometimes referred to collectively as the "Communications" and individually as a "Communication") required or permitted under this Agreement shall be deemed adequately given only if in writing.

(b)    All Communications to be sent hereunder to a Partner or the Manager shall be given or served only if addressed to such Partner at its address set forth in the records of the Partnership or the Manager at its address as set forth in the Master Services Agreement or applicable management, administration, leasing, and development services contract, and if delivered by hand (with delivery receipt required), by telecopier (confirmation of receipt requested), or by certified mail, return receipt requested, or Federal Express or similar expedited overnight commercial carrier or courier.

(c)    All Communications shall be deemed to have been properly given or served, if delivered by hand or mailed, on the date of receipt or date of refusal to accept shown on the delivery receipt or return receipt, if delivered by Federal Express or similar expedited overnight commercial carrier or courier, on the date that is one Business Day after the date upon which the same shall have been delivered to Federal Express or similar expedited overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received (or refused) by the recipient in the ordinary course, and if sent by telecopier, on the date of confirmed delivery. The time to respond to any Communication given pursuant to this Agreement shall run from the date of receipt or confirmed delivery, as applicable.

(d)    By giving to the Managing General Partner written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change the Person to receive Communications and their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

Section 13.2     Applicable Law.

This Agreement shall be governed by and construed in accordance with, the laws (other than the law governing choice of law) of the State of Delaware. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Partnership Law, the provision of this Agreement shall control and take precedence.

Section 13.3     Entire Agreement.

This Agreement contains the entire agreement among the parties hereto relative to the Partnership.

Section 13.4     Word Meanings; Gender.

The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 13.5     Section Titles.

Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.6     Waiver.

No consent or waiver, express or implied, by a Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligation of such Partner hereunder. Failure on the part of a Partner to object to any act or failure to act of any other Partner or to declare such other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

Section 13.7     Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect the other portions of this Agreement.

Section 13.8     Binding Agreement.

Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective heirs, executors, personal representatives, successors, and assigns. Whenever, in this instrument, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the permitted heirs, executors, personal representatives, successors, and assigns of such party or Partner.

Section 13.9     Equitable Remedies.

Except as otherwise provided in this Agreement, the rights and remedies of the Partners hereunder shall not be mutually exclusive, i.e., the exercise of a right or remedy under any given provision hereof shall not preclude or impair exercise of any other right or remedy hereunder. Each of the Partners confirms that damages at law may not always be an adequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof.

Section 13.10 Partition.

No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns, hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest to Transfer any interest in the Partnership shall be subject to the limitations and restrictions set forth in this Agreement.

Section 13.11 Amendment.

Except as otherwise provided in Sections 1.1, 4.5(a), 8.1, 8.2, 8.4, 8.5, and Article X hereof, a proposed amendment to this Agreement may be adopted and effective as an amendment hereto if it receives the written concurrence of each Appointing Person. Notwithstanding the foregoing, but except as otherwise provided in Sections 1.1, 4.5(a), 8.1, 8.2, 8.4, 8.5, and Article X hereof, (i) no such amendment shall change a Partner's Percentage Interest or increase a Partner's obligation to contribute to the capital of (or require a Partner to loan to) the Partnership or change the proviso at the end of Section 4.2 hereof, or change the provisions hereof relating to the allocation of Profits, Losses, or other items, or change the distribution provisions of Section 5.2(a) hereof except for the timing of such distributions within the Partnership Fiscal Year and within thirty (30) Days thereafter and except for the timing of notices, including notices to be given pursuant to Section 6.4 hereof, with respect to distributions, or cause a limited partner to become a general partner, or remove a Partner, or remove a Partner's right to consent, approve, or vote or right to assign any such right as herein provided, or change the ability of a Partner to assign its Partnership Interest as provided in Article VIII hereof, without, in each such case, the written concurrence of each Partner, if any, whose Partnership Interest will be directly and adversely affected by such amendment, (ii) no such amendment shall change the provisions of Section 8.1(d) hereof without the written concurrence of those Partners holding in the aggregate a Percentage Interest equal to at least the sum of (x) the Percentage Interest held by TCO at the time of any such amendment plus (y) ninety-five percent (95%) of the difference between one hundred percent (100%) and the Percentage Interest held by TCO at the time of any such amendment, and (iii) no such amendment shall permit a combination of Units of Partnership Interest where the fair market value of each resulting Unit of Partnership Interest is in excess of One Hundred Thousand Dollars ($100,000) or change the provisions of this Section 13.11 without in either case the written concurrence of each Partner.

Section 13.12 No Third Party Rights Created Hereby.

The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm, or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title, or interest by way of subrogation or otherwise, in and to the rights, powers, titles, and provisions of this Agreement.

Section 13.13 Liability of Partners.

Except as otherwise provided in this Agreement, as among the Partners, any liability or debt of the Partnership shall first be satisfied out of the assets of the Partnership, including the proceeds of any liability insurance which the Partnership may recover, and thereafter, in accordance with the applicable provisions of the Partnership Law.

Section 13.14 Additional Acts and Instruments.

Each Partner hereby agrees to do such further acts and things and to execute any and all instruments necessary or desirable and as reasonably required in the future to carry out the full intent and purpose of this Agreement.

Section 13.15 Agreement in Counterparts.

This Agreement may be executed in two (2) or more counterparts, all of which as so executed shall constitute one (1) Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Agreement shall become effective and binding unless and until all parties hereto have duly executed this Agreement, at which time this Agreement shall then become effective and binding as of the date first above written.

Section 13.16 Attorneys-In-Fact.

Any Partner may execute a document or instrument or take any action required or permitted to be executed or taken under the terms of this Agreement by and through an attorney-in-fact duly appointed for such purpose (or for purposes including such purpose) under the terms of a written power of attorney (including any power of attorney granted herein).

Section 13.17 Execution by Trustee.

Any trustee executing this Agreement shall be considered as executing this Agreement solely in his capacity as a trustee of the trust of which he is a trustee, and such trustee shall have no personal liability hereunder.

Section 13.18 Lost Partnership Interest Certificates

In the event that any Partnership Interest Certificate shall be lost, stolen, or destroyed, the Managing General Partner may authorize the issuance of a substitute Partnership Interest Certificate in place of the Partnership Interest Certificate so lost, stolen, or destroyed. In each such case, the applicant for a substitute Partnership Interest Certificate shall furnish to the Managing General Partner evidence to its satisfaction of the loss, theft, or destruction of such Partnership Interest Certificate and of the ownership thereof, and also such security or indemnity as the Managing General Partner may reasonably require.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 of the Second Amended and Restated Partnership Agreement, as amended, on behalf of all of the Partners, have executed this Agreement as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation
By:	/s/ Lisa A. Payne
Lisa A. Payne
	Its:	Vice Chairman and
Chief Financial Officer

TG PARTNERS, LLC, a Delaware limited liability company
By:	TG Michigan, Inc., a Michigan corporation, manager
	By:	/s/ Robert S. Taubman
Robert S. Taubman
	Its:	President and Chief Executive Officer

SCHEDULE A

Certain Interests of Partners in Tenants of Regional Centers*

Partner	Tenant	Ownership Interest	Regional
		(Direct or Indirect)	Center

*None as of December 12, 2012

SCHEDULE B
DESIGNATED PROPERTIES

Regional Center                        Owning Entity (directly or through one or
more 100 percent affiliated entities)

Beverly Center ....................................................................    La Cienega Partners Limited Partnership
Cherry Creek ......................................................................    Taubman-Cherry Creek Limited Partnership
Twelve Oaks .......................................................................    Twelve Oaks Mall, LLC
Short Hills ...........................................................................    Short Hills Associates, LLC
Stamford Town Center ........................................................    Rich-Taubman Associates

Fee Interest Only in Land (i.e., exclusive of
any improvements thereon)

Oyster Bay ...................................................... Woodland Investment Associates Limited
Partnership

Partridge Creek ............................................... Woodland Investment Associates Limited
Partnership

EXHIBIT A

Form of Partnership Interest Certificate